SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act

of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant [  ]

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[ ]	Definitive Proxy Statement
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[ ]	Soliciting Material Pursuant to §240.14a-12

Marshall & Ilsley Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PRELIMINARY COPIES

MARSHALL & ILSLEY CORPORATION

770 North Water Street

Milwaukee, Wisconsin 53202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 22, 2003

TO THE SHAREHOLDERS OF MARSHALL & ILSLEY CORPORATION:

The 2003 Annual Meeting of Shareholders of Marshall & Ilsley Corporation will be held at the Pabst Theater, 144 East Wells Street, Milwaukee, Wisconsin, on Tuesday, April 22, 2003 at 10:00 a.m., local time, for the following purposes:

(1)	To elect six Directors to serve until the 2006 Annual Meeting of Shareholders and until their respective successors are elected and qualified;

(2)	To approve the Marshall & Ilsley Corporation 2003 Executive Stock Option and Restricted Stock Plan;

(3)	To approve the Marshall & Ilsley Corporation Amended and Restated 1994 Long-Term Incentive Plan for Executives;

(4)	To amend the Restated Articles of Incorporation of Marshall & Ilsley Corporation to increase the authorized common stock from 320,000,000 shares to 700,000,000 shares; and

(5)	To transact such other business as may properly come before the Annual Meeting, all in accordance with the accompanying Proxy Statement.

Shareholders of record at the close of business on February 27, 2003 are entitled to notice of and to vote at the Annual Meeting.

Holders of a majority of the outstanding shares must be present in person or by proxy in order for the meeting to be held. Therefore, whether or not you expect to attend the annual meeting in person, you are urged to vote by completing and returning the accompanying proxy in the enclosed envelope, by a telephone vote or by voting electronically via the Internet. Instructions for telephonic voting and electronic voting via the Internet are contained on the accompanying proxy. If you attend the meeting and wish to vote your shares personally, you may do so by revoking your proxy at any time prior to the voting thereof. In addition, you may revoke your proxy at any time before it is voted by written notice of revocation to the Secretary of the Company or by submitting a later-dated proxy.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction with this Proxy Statement, or you may need to contact your broker, bank, or other nominee to determine whether you will be able to vote electronically using the Internet, telephonically, or what is required to vote your shares in person at the Annual Meeting.

RANDALL J. ERICKSON, Senior Vice President,

General Counsel and Secretary

March 10, 2003

PRELIMINARY COPIES

MARSHALL & ILSLEY CORPORATION

770 North Water Street

Milwaukee, Wisconsin 53202

March 10, 2003

Proxy Statement

The proxy you received is solicited by the Board of Directors of Marshall & Ilsley Corporation (the “Company” or “M&I”) for use at the Annual Meeting of Shareholders to be held on Tuesday, April 22, 2003 (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Company will elect six Class I Directors, each of whom will hold office until April 2006 and, with respect to each Director, until his or her successor is elected and qualified. The Company’s shareholders will also be asked to approve the Company’s 2003 Executive Stock Option and Restricted Stock Plan (the “2003 Stock Option Plan”), the Company’s Amended and Restated 1994 Long-Term Incentive Plan for Executives (the “1994 Long-Term Incentive Plan” or “LTIP”), and an amendment to the Company’s Restated Articles of Incorporation to increase the authorized common stock of the Company from 320,000,000 shares to 700,000,000 shares.

The expense of printing and mailing proxy materials, including expenses involved in forwarding materials to beneficial owners of common stock held in the name of another person, will be borne by the Company. No solicitation other than by mail is contemplated, except that officers or employees of the Company or its subsidiaries may solicit the return of proxies from certain shareholders by telephone. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of approximately $6,500 and any reasonable out-of-pocket disbursements. The Proxy Statement and the Proxy are being sent to the Company’s shareholders commencing on or about March 10, 2003. Shareholders who have consented to electronic delivery of the Proxy Statement and the Company’s Annual Report on Form 10-K will receive those documents via posting on M&I’s web site: www.micorp.com/ereports.html.

Each shareholder of record at the close of business on February 27, 2003 will be entitled to one vote for each share of common stock registered in such shareholder’s name. The Company has one class of capital stock outstanding: its $1.00 par value common stock (the “Common Stock”). As of February 27, 2003, the Company had                  shares of Common Stock outstanding. The presence, in person or by proxy, of the holders of a majority of the shares of the Common Stock outstanding on the record date is required for a quorum with respect to the matters on which action is to be taken at the Annual Meeting.

Any shareholder executing and delivering his or her proxy may revoke the same at any time prior to the voting thereof by advising the Secretary of the Company in writing (including executing a later-dated proxy or voting via the Internet) or by telephone of such revocation.

The Company has instituted the Dividend Reinvestment and Cash Investment Plan (the “Reinvestment Plan”) administered by Continental Stock Transfer & Trust Company, as Trustee. Under the provisions of the Reinvestment Plan, shares of Common Stock are acquired and held in nominee name by Continental Stock Transfer & Trust Company for participating shareholders. Shares so held have been separately designated on the proxy card pertaining to each participant and will be voted at the Annual Meeting in the same manner in which the participant votes those shares registered in his or her own name either by proxy or in person.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 is being provided to shareholders with this Proxy Statement.

Unless otherwise directed, all proxies will be voted FOR the election of each of the individuals nominated to serve as a Class I Director, FOR approval of the 2003 Stock Option Plan, FOR approval of the 1994 Long-Term Incentive Plan, and FOR approval of the proposed amendment to the Company’s Restated Articles of Incorporation. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners to vote shares as to a particular matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining a quorum. Directors are elected by a plurality of the votes cast by holders of the Company’s Common Stock entitled to vote at a meeting at which a quorum is present. In other words, the six nominees who receive the largest number of votes will be elected as directors. Any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. Any votes attempted to be cast “against” a candidate are not given legal effect and are not counted as votes cast in an election of directors. Approval of the 2003 Stock Option Plan and the 1994 Long-Term Incentive Plan requires the affirmative vote of a majority of the votes cast on each proposal, provided that the total vote cast on such proposal represents over 50% of the Company’s outstanding shares. With respect to the proposals to approve the 2003 Stock Option Plan and the 1994 Long-Term Incentive Plan, abstentions will have the effect of votes against such proposals and broker non-votes will not be counted as votes cast on either proposal. The affirmative vote of the holders of two-thirds of the Company’s outstanding shares is required to approve the proposed amendment to the Company’s Restated Articles of Incorporation. With respect to the proposal to approve the amendment to the Company’s Restated Articles of Incorporation, abstentions and broker non-votes will have the effect of votes against such proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table lists as of January 31, 2003 information regarding the beneficial ownership of shares of Common Stock by each current director, each named executive officer of the Company, each person believed by the Company to be a beneficial owner of more than 5% of the Common Stock, and all current directors and executive officers of the Company as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Marshall & Ilsley Corporation	17,934,812 (2)	7.9%
770 North Water Street
Milwaukee, WI 53202
The Northwestern Mutual Life	15,513,346 (3)	6.9%
Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Richard A. Abdoo	16,200(4)	*
David L. Andreas	3,727,416(5)	1.7%
Andrew N. Baur	834,715(6)	*
Thomas M. Bolger	323,453(7)	*
Wendell F. Bueche	66,915(8)	*
Jon F. Chait	93,450(9)	*
Mark F. Furlong	86,666(10)	*
Timothy E. Hoeksema	31,000(11)	*
Bruce E. Jacobs	50,145(12)	*
Donald R. Johnson	17,793(13)	*
Ted D. Kellner	699,795(14)	*
Dennis J. Kuester	1,569,178(15)	*
Katharine C. Lyall	27,000(16)	*
John A. Mellowes	18,786(17)	*
Edward L. Meyer, Jr.	72,811(18)	*
San W. Orr, Jr.	925,330(19)	*
Robert J. O’Toole	15,665(20)	*
Peter M. Platten, III	522,141(21)	*
Robert A. Schaefer	168,986(22)	*
John S. Shiely	34,000(11)	*
James A. Urdan	110,679(23)	*
George E. Wardeberg	40,377(24)	*
James B. Wigdale	2,070,098(25)	*
Jeffrey V. Williams	424,635(26)	*

All current directors and executive officers of the Company as a group (34 persons) own 12,935,397 shares of Common Stock or 5.7% of the total Common Stock outstanding. (27)

*less	than 1%

(1)	Except as indicated below, all shares shown in the table are owned with sole voting and investment power. Includes options transferred to the employee’s immediate family or trust or partnership for the benefit thereof.
(2)	This information is based on Amendment No. 22 to Schedule 13-G filed on February 13, 2003. All such shares are owned by wholly-owned subsidiaries of the Company as trustee or in other fiduciary capacities. The subsidiaries are Marshall & Ilsley Trust Company N.A. (the “Trust Company”) and M&I Investment Management Corp. Of these shares, one or more of the subsidiaries has sole voting power as to 2,181,332 shares, shared voting power as to 12,133,758 shares, sole investment power as to 4,736,221 shares and shared investment power as to 13,198,591 shares. The amount and percentage of shares beneficially owned, and the amount of shares to which the Trust Company has shared voting or investment power, include 11,227,423 shares held by the Trust Company as to which the Company and the Trust Company disclaim beneficial ownership.
(3)	This information is based on Amendment No. 14 to Schedule 13-G filed on February 13, 2003. Of these shares, 7,688,456 are owned directly by The Northwestern Mutual Life Insurance Company (“NML”), 63,400 are owned by investment company affiliates of NML and 7,761,490 are owned by Lydell, Inc., an indirect, wholly-owned subsidiary of NML. NML has shared voting and investment power as to all of these shares. In 1999, the Board of Governors of the Federal Revenue Board (“FRB”) released NML from the limitations set forth in the December 27, 1985 letter to NML from the FRB. In connection with such action, NML agreed to notify the FRB prior to acquiring additional shares such that NML’s total investment in the Company would exceed 9.9% of the Company’s total outstanding Common Stock or prior to taking any other action that would trigger any rebuttable presumption of control under FRB regulations.
(4)	Includes 15,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2003.
(5)	Includes 3,150,506 shares held in a partnership for the benefit of family members. Mr. Andreas has sole voting power and shared investment power but no pecuniary interest in these shares.
(6)	Includes 30,379 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2003.
(7)	Includes 588 shares held by Mr. Bolger’s family as to which he disclaims beneficial ownership, 245,333 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2003, and 6,000 shares of restricted stock as to which Mr. Bolger exercises sole voting power.
(8)	Includes 40,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2003 and 6,915 shares credited under the Company’s deferred compensation plan for directors.
(9)	Includes 45,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2003 and 31,200 shares credited under the Company’s deferred compensation plan for directors.
(10)	Includes 66,666 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2003 and 20,000 shares of restricted stock as to which Mr. Furlong exercises sole voting power.
(11)	Includes 30,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2003.
(12)	Includes 2,400 shares held by Mr. Jacobs’ family as to which he disclaims beneficial ownership, 15,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2003, and 11,920 shares credited under the Company’s deferred compensation plan for directors.
(13)	Includes 15,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2003 and 2,793 shares credited under the Company’s deferred compensation plan for directors.
(14)	Includes 50,000 shares held by a trust for which Mr. Kellner exercises shared voting and investment power, 501,800 shares held in the Kellner Family Limited Partnership as to which he disclaims beneficial ownership in excess of his pecuniary interest, 127,200 shares held by a private foundation as to which he has no pecuniary interest, 15,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2003, and 2,795 shares credited under the Company’s deferred compensation plan for directors.
(15)	Includes 25,590 shares as to which Mr. Kuester exercises sole voting power and 1,166,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2003.
(16)	Includes 25,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2003.

(17)	Includes 1,200 shares held by a trust as to which Mr. Mellowes disclaims beneficial ownership, 15,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2003, and 586 shares credited under the Company’s deferred compensation plan for directors.
(18)	Includes 2,881 shares held by Mr. Meyer’s family as to which he disclaims beneficial ownership, 55,320 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2003, and 7,916 shares credited under the Company’s deferred compensation plan for directors.
(19)	Includes 807,426 shares held by trusts for which Mr. Orr exercises shared voting and investment power and as to which Mr. Orr disclaims beneficial ownership, 45,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2003, and 32,206 shares credited under the Company’s deferred compensation plan for directors.
(20)	Includes 15,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2003 and 665 shares credited under the Company’s deferred compensation plan for directors.
(21)	Includes 17,496 shares held by Mr. Platten’s family as to which he disclaims beneficial ownership, 126,450 shares as to which Mr. Platten exercises sole voting power, and 25,000 shares of which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2003.
(22)	Includes 35,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2003 and 4,264 shares credited under the Company’s deferred compensation plan for directors.
(23)	Includes 14,400 held by Mr. Urdan’s family as to which he disclaims beneficial ownership, 10,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2003, and 36,679 shares credited under the Company’s deferred compensation plan for directors.
(24)	Includes 25,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2003 and 15,377 shares credited under the Company’s deferred compensation plan for directors.
(25)	Includes 23,356 shares held by Mr. Wigdale’s family as to which he disclaims beneficial ownership and 1,427,000 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2003.
(26)	Includes 293,200 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2003.
(27)	Includes 26,000 shares of restricted stock as to which the holders exercise sole voting power and 4,557,959 shares which could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2003.

In addition to the ownership of Company Common Stock described above, each of Messrs. Bolger, Bueche, Kuester, Orr, Shiely, Urdan, Wigdale and Williams beneficially owns a total of 28 shares of Series A Adjustable Rate Preferred Stock (the “Preferred Stock”) of the Company’s subsidiaries formed as real estate investment trusts (the “REIT Subsidiaries”). Mr. Kuester’s wife also owns a total of 28 shares of Preferred Stock of the REIT Subsidiaries. Mr. Kuester disclaims beneficial ownership of these shares. Mr. Kellner exercises sole voting and investment power with respect to a total of 28 shares of Preferred Stock of the REIT Subsidiaries held by a family member’s estate for which Mr. Kellner serves as the executor. Each such person owns less than 1% of the outstanding Preferred Stock of each subsidiary. All current directors and executive officers as a group beneficially own a total of 392 shares of Preferred Stock of the REIT Subsidiaries, representing 1.3% of the Preferred Stock of each subsidiary.

ELECTION OF DIRECTORS

The Company’s Restated Articles of Incorporation provide that the Company’s Directors are divided into three classes, designated Class I, Class II and Class III, with staggered terms of three years each. At the Annual Meeting, shareholders will elect six Class I Directors to serve until the Company’s 2006 Annual Meeting of Shareholders and, with respect to each Director, until his or her successor is elected and qualified. Each Class I Director’s term expires at the 2003 Annual Meeting. The following table sets forth certain information with regard to each of the nominees for election as a Director as well as each of the Company’s continuing Class II and Class III Directors.

Mr. Bueche, who has been a Director for 20 years, will be retiring from the Board at the Annual Meeting. The Company expresses its thanks to Mr. Bueche for his many years of loyal service.

NOMINEES STANDING FOR ELECTION

Name	Principal Occupation and Directorships

Class I Directors (terms expiring April 2003)

Richard A. Abdoo Age 59

Chairman of the Board, President and Chief Executive Officer, Wisconsin Energy Corporation, a holding company with subsidiaries in utility and nonutility businesses, since May 1991. Chairman of the Board and Chief Executive Officer of We Energies since June 1990. Also a director of Cobalt Corporation, AK Steel Corporation and Sensient Technologies Corporation. A Director since July 1994.

Ted D. Kellner Age 56

Chairman and Chief Executive Officer of Fiduciary Management, Inc., an investment management firm, since 1980. Also a director of American Family Mutual Insurance Company and Kelben Foundation, Inc. A Director since April 2000.

Katharine C. Lyall Age 62

President of the University of Wisconsin System since 1992. Also a director of Alliant Energy Corporation, Kemper Insurance Companies, Carnegie Foundation for the Advancement of Teaching and United Way of Dane County (Wisconsin). A Director since December 1997.

Peter M. Platten, III Age 63

Retired; Vice Chairman of the Board of the Company from May 1994 to May 1997; Former President and Chief Executive Officer, January 1989 to May 1994, Valley Bancorporation, a bank holding company. Also a director of Green Bay Packers, Inc. A Director since May 1994.

James A. Urdan Age 71	Retired Partner, Quarles & Brady, L.L.P., a law firm. A Director since April 2001.

James B. Wigdale Age 66

Chairman of the Board of the Company from December 1992 to present, Chief Executive Officer of the Company from October 1992 to December 2001, Vice Chairman of the Board of the Company from December 1988 to December 1992; Chairman of the Board, January 1989 to October 2001, Chief Executive Officer, September 1987 to October 2001, and Director since 1981 of M&I Marshall & Ilsley Bank; Director, Metavante Corporation. Also a director of Green Bay Packaging Inc. and Sentry Insurance. A Director since 1988.

CONTINUING DIRECTORS

Class II Directors (terms expiring April 2004)

Jon F. Chait Age 52

Chief Executive Officer of eResourcing and Executive Search, a division of TMP Woldwide, Inc., a provider of workforce staffing and search services, since October 2002; Chairman and Chief Executive Officer of Spring Group, plc, a provider of workforce management solutions, May 2000 to June 2002; Chairman and Chief Executive Officer of Magenta.com, a developer of web-enabled human resource solutions, July 1999 to May 2000; Independent Financial Consultant, July 1998 to July 1999; Executive Vice President, Secretary and Director, August 1991 to July 1998, Managing Director-International Operations, 1995 to July 1998, Chief Financial Officer, August 1993 to 1995, Manpower Inc. and Executive Vice President, September 1989 to July 1998, Manpower International Inc., a provider of temporary employment services. Also a director of Krueger International, Inc. A Director since 1990.

Bruce E. Jacobs Age 55

President and Chief Executive Officer of Grede Foundries, Inc., a manufacturer of gray and ductile iron, steel and alloyed castings, since 1994. Also a director of Walker Forge, Inc. and YMCA of Metropolitan Milwaukee. A Director since April 2001.

Donald R. Johnson Age 61

Chairman of the Board since April 2002, Chief Executive Officer from 1998 to January 2003, President from 1996 to 2002 and Chief Operating Officer from 1996 to 1998, Modine Manufacturing Company, a provider of heat-transfer and heat-storage technology. A Director since April 2001.

Dennis J. Kuester Age 61

Chief Executive Officer since January 2002 and President since 1987 of the Company; Chairman of the Board and Chief Executive Officer since October 2001, President from 1989 to October 2001 and Director since 1989, M&I Marshall & Ilsley Bank; Director, Metavante Corporation. Also a director of Modine Manufacturing Company and Wausau-Mosinee Paper Corporation. A Director since February 1994.

Edward L. Meyer, Jr. Age 65	Chairman of the Board, Anamax Corporation, a processor of hides and skins and manufacturer of various rendered products, since 1997. A Director since May 1994.

San W. Orr, Jr. Age 61

Chairman of the Board and Director, Wausau-Mosinee Paper Corporation; Attorney, Estate of A.P. Woodson & Family. Also a director of The Aytchmonde Woodson Foundation, Inc. and Nancy Woodson Spire Foundation, Inc. and Vice Chairman of the Board of the University of Wisconsin Foundation. A Director since July 1994.

George E. Wardeberg Age 67

Retired; Vice Chairman of the Board, Wisconsin Energy Corporation, a holding company with subsidiaries in utility and nonutility businesses, from April 2000 to May 2002; Chairman of the Board and Chief Executive Officer from 1997 to 2000, President and Chief Executive Officer from 1994 to 1997, WICOR, Inc., a holding company with subsidiaries in energy services and pump manufacturing. Also a director of Twin Disc, Inc., Wisconsin Energy Corporation and Benz Oil, Inc. A Director since April 1999.

Class III Directors (terms expiring April 2005)

David L. Andreas Age 54

Former President and Chief Executive Officer from 1994 to July 2001 and Chairman of the Board and Chief Executive Officer from 1987 to 1994 of National City Bancorporation, a bank holding company. A Director since August 2001.

Andrew N. Baur Age 58

Chairman of the Board of Southwest Bank of St. Louis, a wholly-owned subsidiary of the Company, since October 2002; Former Chairman of the Board and Chief Executive Officer of Mississippi Valley Bancshares, Inc., a bank holding company, and its subsidiary, Southwest Bank of St. Louis, from 1984 to September 2002. Also a director of Rawlings Sporting Goods Company, Inc. A Director since October 2002.

Timothy E. Hoeksema Age 56

Chairman of the Board, President and Chief Executive Officer of Midwest Express Holdings, Inc., a holding company with a principal subsidiary in the passenger jet airline business, since 1983. Also a director of The Marcus Corporation. A Director since April 1999.

John A. Mellowes Age 64

Chairman and Chief Executive Officer since 1980 of Charter Manufacturing Company, Inc., a producer of bar, rod, wire and wire parts for the auto industry and other industries. Also a director of Twin Disc, Inc. A Director since April 2002.

Robert J. O’Toole Age 62

Chairman of the Board since 1992 and President and Chief Executive Officer since 1989 of A. O. Smith Corporation, a manufacturer of electric motors and water systems technologies. Also a director of Briggs & Stratton Corporation, Sensient Technologies Corporation and Factory Mutual Insurance Company. A Director since April 2002.

Robert A. Schaefer Age 65

Retired; Former Director, Executive Vice President and Chief Operating Officer of Security Capital Corporation, a bank holding company, and Former Director, President and Chief Operating Officer of Security Bank S.S.B. A Director since December 1997.

John S. Shiely Age 50

Chairman of the Board since January 2003, President and Chief Executive Officer since 2001, President and Chief Operating Officer from 1994 to 2001, Executive Vice President-Administration from 1991 to 1994, Briggs & Stratton Corporation, a manufacturer of gasoline engines for outdoor power equipment. Also a director of Quad/Graphics Inc., Chairman of the Board of Children’s Hospital of Wisconsin, Inc. and a member of the Board of Regents of the Milwaukee School of Engineering. A Director since April 1999.

CORPORATE GOVERNANCE MATTERS

The Board of Directors has determined that 16 of 21 (over 75%) of the current directors of M&I are independent under the New York Stock Exchange rules proposed in August 2002 and categorical standards adopted by the Board. The independent directors are: Ms. Lyall and Messrs. Abdoo, Bueche, Chait, Hoeksema, Jacobs, Kellner, Mellowes, Meyer, Orr, O’Toole, Platten, Schaefer, Shiely, Urdan and Wardeberg. The categorical standards relate to banking and other business relationships with M&I and are available on M&I’s web site described below.

The non-management directors of M&I have regularly scheduled executive sessions. The Board of Directors, based upon the review and recommendation of the Nominating and Corporate Governance Committee, has appointed Mr. Urdan to preside at the executive sessions of the non-management directors. Shareholders who have questions or concerns about the Company may direct them to Mr. Urdan at:

1jurdan@msn.com

or

Mr. James A. Urdan

c/o Secretary

Marshall & Ilsley Corporation

770 North Water Street

Milwaukee, Wisconsin 53202

The Board of Directors of the Company has Compensation and Human Resources, Audit, Nominating and Corporate Governance, Retirement Investment, and Executive Committees. The Board of Directors has adopted written charters for all of its committees. The charters for the Compensation and Human Resources, Audit, and Nominating and Corporate Governance Committees are available on the Company’s web site described below. The Board of Directors held six meetings and took action by written consent once in 2002. Each incumbent Director attended at least 75% of the meetings of the Board and Board Committees on which the Director served, with the exception of Mr. Johnson who attended four of the six Board meetings.

Certain documents relating to corporate governance matters are available [as of February 25, 2003] on the Company’s general web site at www.micorp.com. These documents include, among others, the following:

•	Corporate Governance Guidelines;

•	Code of Business Conduct and Ethics;

•	charter for the Nominating and Corporate Governance Committee, including the Board’s categorical independence standards;

•	charter for the Audit Committee; and

•	charter for the Compensation and Human Resources Committee.

Shareholders also may obtain a copy of any of these documents by calling the M&I Shareholder Information Line at 1-800-318-0208. Information contained on any of M&I’s web sites is not deemed to be a part of this Proxy Statement.

The Compensation and Human Resources Committee (the “Compensation Committee”) is responsible for (a) evaluating and approving the executive officer benefit, bonus, incentive compensation, severance, equity-based or other compensation plans, policies and programs of the Company, (b) administering the Company’s nonqualified compensation plans, including the Executive Stock Option and Restricted Stock Plans, the 1994 Long-Term Incentive Plan and the Annual Executive Incentive Compensation Plan, and (c) producing an annual report on executive compensation for inclusion in the Company’s Proxy Statement. The current members of the Compensation Committee are Messrs. Wardeberg (Chairman), Bueche and Shiely, all of whom are independent. The Compensation Committee held five meetings and took action by written consent once in 2002.

The Audit Committee has responsibility for (a) appointing or replacing the Company’s independent auditors, (b) overseeing the work of the independent auditors (including resolution of any disagreements between management and the auditors regarding financial reporting), (c) reviewing the independent auditors’ performance, qualifications and independence, (d) approving all auditing and permitted non-auditing services to be performed by the independent auditors with limited exceptions, (e) reviewing the Company’s financial statements, internal audit function and system of internal controls, (f) overseeing compliance by the Company with legal and regulatory requirements and with the Company’s Code of Business Conduct and Ethics, and (g) producing the report required by federal securities regulations for inclusion in the Company’s Proxy Statement. The current members of the Audit Committee are Messrs. Orr (Chairman), Hoeksema, Jacobs and Ms. Lyall, all of whom are independent. The Board has determined that Mr. Orr is an “audit committee financial expert” and “independent” as defined under applicable Securities and Exchange Commission rules. The Audit Committee held six meetings in 2002.

The Retirement Investment Committee is responsible, in relation to funding policy, for reviewing the activities of and decisions made by the trustees of, and the investment managers for, the Company’s Retirement Program. The members of the Retirement Investment Committee are Messrs. Kellner (Chairman), Abdoo and Chait, all of whom are independent. The Retirement Investment Committee held three meetings in 2002.

The Nominating and Corporate Governance Committee is responsible for (a) identifying new candidates who are qualified to serve as directors of the Company, (b) recommending to the Board of Directors the candidates for election to the Board and for appointment to the Board’s committees, (c) considering any nominations for director submitted by shareholders, (d) developing, and recommending to the Board, and thereafter periodically reviewing, the Corporate Governance Guidelines and principles applicable to the Company, and (e) monitoring and advising the Board on corporate governance matters and practices. The members of the Nominating and Corporate Governance Committee are Messrs. Platten (Chairman), Chait and Kellner, all of whom are independent. The Nominating and Corporate Governance Committee will consider candidates nominated by shareholders in accordance with the procedures set forth in the Company’s By-laws. The Nominating and Corporate Governance Committee held two meetings and took action by written consent once in 2002.

The Executive Committee has the authority to act on behalf of the full Board of Directors in managing the business and affairs of the Company when the Board of Directors is not in session. The current members of the Executive Committee are Messrs. Kuester (Chairman), Abdoo, Bueche, Jacobs, Urdan, Wardeberg and Wigdale. The Executive Committee held ten meetings in 2002.

LOANS AND OTHER TRANSACTIONS WITH THE COMPANY

Customers of the bank subsidiaries of the Company include nominees, directors and officers of the Company and their associates. Since January 1, 2002, such persons and firms have been indebted to the Company’s bank subsidiaries for loans made in the ordinary course of business. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features. In addition to loans, bank subsidiaries of the Company provide other banking services in the ordinary course of business to directors and executive officers and their associates.

From time to time, directors and officers of the Company and their associates may sell shares of their Common Stock to the Company pursuant to the Company’s stock repurchase program. The purchase price for any such sales is the prevailing market price at the time of such sale.

On January 30, 2003, the Company and Mississippi Valley Capital Company, a wholly-owned subsidiary of the Company, sold certain of their assets to Eagle Capital, LLC (“Eagle Capital”). Andrew N. Baur, a Director of the Company, owns a controlling interest in Eagle Capital. The assets sold to Eagle Capital generally consisted of equity investments in a number of investment partnerships and the name “Mississippi Valley Capital Company.” The cash consideration paid by Eagle Capital was $3,382,275. In addition, Eagle Capital assumed certain liabilities related to the purchased assets. Under the terms of the purchase agreement, the Company will provide a minority member of Eagle Capital with office space rent-free for a year. The Company obtained an independent third-party appraisal of the fair market value of the assets sold to Eagle Capital (other than for one note which was sold at face value), and the transaction was approved by the Audit Committee.

In connection with the Company’s merger with Mississippi Valley Bancshares, Inc. on October 1, 2002, Mr. Baur entered into an employment agreement with M&I Marshall & Ilsley Bank under which Mr. Baur will be employed until December 31, 2004. Under this agreement, Mr. Baur receives a base salary of $311,000 per year and an annual incentive bonus of $200,000, and is entitled to certain other benefits, including the right to participate in M&I’s benefit and qualified retirement plans, the use of a car (which will be transferred to him at no cost on December 31, 2004), and the payment of club dues until he reaches the age of 65. Mr. Baur also will be provided with office space until December 31, 2009 and health insurance coverage until he reaches the age of 65 and, thereafter, he will be entitled to participate in M&I’s Medicare supplemental insurance plan. Mr. Baur will be entitled to receive payments of $2,000 per month after termination of employment until he reaches the age of 65.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation Committee are Messrs. Bueche, Shiely and Wardeberg, none of whom is, or has been, an officer or employee of the Company. Mr. Johnson, President and Chief Executive Officer of Modine Manufacturing Company, served as a member of the Compensation Committee from April 2001 until July 2002. Mr. Kuester, President and Chief Executive Officer of the Company, served as a member of the compensation committee of the board of directors of Modine Manufacturing Company from July 1998 until October 2002.

SUMMARY COMPENSATION TABLE(1)

Long Term Compensation
				Awards		Payouts
Name and Principal Position	Year	Salary($)(2)	Bonus($)	Restricted Stock Awards($)(3)	Securities Underlying Options/SARs(#)(4)	LTIP Payouts ($)(5)	All Other Compensation($)(6)
Dennis J. Kuester Chief Executive Officer and President	2002 2001 2000	$750,000 680,000 630,000	$1,107,706 837,925 339,730	0 0 0	270,000 245,000 160,000	$245,778 1,196,194 786,422	$250,405 179,240 136,448

James B. Wigdale Chairman of the Board(7)	2002 2001 2000	750,000 800,000 725,000	999,150 1,000,000 440,873	0 0 0	200,000 245,000 245,000	283,590 1,380,224 907,410	402,597 142,126 154,694

Thomas M. Bolger Executive Vice President and President, M&I Marshall and Ilsley Bank	2002 2001 2000	450,000 375,288 300,000	519,480 479,340 136,950	0 148,290 0	115,000 100,000 78,000	113,436 552,090 241,976	92,646 54,360 46,087

Mark F. Furlong(8) Executive Vice President and Chief Financial Officer	2002 2001	425,000 284,615	490,620 369,080	0 503,000	92,500 200,000	0 0	71,253 264,025

Long Term Compensation
				Awards		Payouts
Name and Principal Position	Year	Salary($)(2)	Bonus($)	Restricted Stock Awards($)(3)	Securities Underlying Options/SARs(#)(4)	LTIP Payouts ($)(5)	All Other Compensation($)(6)
Jeffrey V. Williams Senior Vice President, and President and Chief Executive Officer, Marshall & Ilsley Trust Company	2002 2001 2000	300,000 275,000 250,000	350,089 296,699 178,715	0 98,860 0	70,000 60,000 64,000	75,624 276,045 181,482	76,038 58,648 43,890

(1)	The executive officers who appear in the table (other than the Chief Executive Officer) may vary from year to year based primarily on the fact that some executive officers have annual incentive plan awards (bonuses) based on different criteria than other executive officers. This is the case in 2002 for Mr. Joseph L. Delgadillo, Chairman of the Board, President and Chief Executive Officer of Metavante Corporation, whose base salary is among the top five in the Company and who has appeared in the table for the last eight years.
(2)	Salary adjustments for the Company’s executive officers generally are effective on January 1 of each year. Accordingly, the 2002 base salaries reflected above were effective January 1, 2002 and earned during the calendar year. Due to uncertain economic conditions, approximately 70 senior managers of the Company, including the named executive officers, have agreed to no increase in base salaries for 2003.
(3)	As of December 31, 2002, the following executives had unreleased Key Restricted Stock: Mr. Bolger – 6,000 shares valued at $161,280 and Mr. Furlong – 20,000 shares valued at $537,600. The values were arrived at using a year end 2002 closing market price of $27.38 per share less consideration which is paid by the executive upon issuance of award. Dividends are paid on restricted stock.
(4)	Amounts shown reflect the two-for-one M&I stock split that became effective on June 17, 2002.
(5)	LTIP payouts in any given year are based on the number of LTIP units awarded with respect to the prior three-year period and the Company’s performance during such period. Accordingly, the amount of LTIP payouts may vary from year to year and in some years there may be no payouts under the LTIP. For 2002 the named executive officers received payouts for awards made with respect to the three-year period from January 2000 through December 2002. The performance criteria for this three-year cycle were based upon both the Company’s total shareholder return in relation to companies in the Keefe, Bruyette & Woods 50 Bank Index (the “KBW 50 Index”) and the Company’s cumulative three-year earnings per share relative to predetermined goals. During this period, the Company’s total shareholder return was below the threshold level and earnings per share performance exceeded the target level, which when combined resulted in payouts below the total targeted level of the plan.
(6)	Includes the following amounts paid by M&I under the Retirement Program for 2002: Mr. Kuester – $16,470; Mr. Wigdale – $21,500; Mr. Bolger – $21,500; Mr. Furlong – $21,500; and Mr. Williams – $22,000. Includes the following amounts paid by M&I under a Split Dollar Life Insurance Plan for the benefit of the executives for 2002: Mr. Kuester – $6,384; Mr. Wigdale – $13,842; and Mr. Williams – $114. Includes the following employer contributions under the Executive Deferred Compensation Plan based on compensation paid or deferred during 2002: Mr. Kuester – $116,192; Mr. Wigdale – $124,515; Mr. Bolger – $58,847; Mr. Furlong – $47,504; and Mr. Williams – $31,428. Includes the following difference between the amount accrued by M&I on account balances under the Supplementary Retirement Benefits Plan and the Executive Deferred Compensation Plan for 2002 (utilizing crediting rates under the plans which are indexed to either the Moody’s “A” Long-Term Corporate Bond Rate or the S&P 500 Index, based upon the participant’s election) over the amount determined pursuant to SEC rules: Mr. Kuester – $111,359; Mr. Wigdale – $42,740; Mr. Bolger – $12,299; Mr. Furlong – $2,249; and Mr. Williams – $22,496. Includes the following management transition incentive based on duties performed over a multi-year period: Mr. Wigdale – $200,000.
(7)	Mr. Wigdale served as Chief Executive Officer through December 31, 2001. Amounts shown for 2000 and 2001 were paid to Mr. Wigdale as compensation for his services as Chairman of the Board and Chief Executive Officer.
(8)	Mr. Furlong joined the Company in April 2001. Upon hire, Mr. Furlong received an option to purchase 120,000 shares of the Company’s Common Stock and an award of 20,000 shares of Key Restricted Stock, which awards are reflected in the table.

The following table provides information on options granted to the named executive officers during 2002.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants

Name	Number of Securities Underlying Options/SARs Granted (#)(1)(4)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)(2)	Expiration Date	Grant Date Present Value ($)(3)
Dennis J. Kuester	270,000	6.8%	$28.55	10/25/2012	$2,174,769
James B. Wigdale	200,000	5.1	28.55	10/25/2012	1,610,940
Thomas M. Bolger	115,000	2.9	28.55	10/25/2012	926,291
Mark F. Furlong	92,500	2.3	28.55	10/25/2012	745,060
Jeffrey V. Williams	70,000	1.8	28.55	10/25/2012	563,829

(1)	Options generally become exercisable based on the following schedule: one-third on the first anniversary of the date of grant, an additional one-third on the second anniversary of the date of grant and the remaining one-third on the third anniversary of the date of grant. All options will become immediately exercisable upon a “triggering event” (which relates to a change of control of the Company). Employees who have attained age 55 and have at least ten years of service with the Company or a subsidiary receive options which are fully vested on the date of grant.
(2)	All options have an exercise price equal to 100% of the fair market value of the Company’s Common Stock on the date of grant. The exercise price may be paid in cash or by delivery of shares of the Company’s Common Stock.
(3)	The grant date present values were determined using the Black-Scholes model with the following common assumptions: a six-year expected period of time to exercise; a risk-free rate of return of 3.48%; an expected dividend yield of 2.24%; and a volatility factor of 31.09%.
(4)	Amounts shown reflect the two-for-one M&I stock split that became effective on June 17, 2002.

The following table provides information on options exercised during 2002, and options held at year end, by the named executive officers.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND

FY-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARs at FY- End(#)(1)(3)		Value of Unexercised In-the-Money Options/SARs at FY-End($)(2)
Name	Shares Acquired on Exercise(#)(3)	Value Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Dennis J. Kuester	0	—	1,166,000	0	3,884,050	0
James B. Wigdale	0	—	1,427,000	0	4,903,635	0
Thomas M. Bolger	0	—	245,333	207,667	1,110,284	172,177
Mark F. Furlong	0	—	66,666	225,834	69,200	138,400
Jeffrey V. Williams	0	—	293,200	0	867,632	0

(1)	Includes shares which were transferred to the employees’ immediate family or trusts or partnerships for the benefit thereof.
(2)	For valuation purposes, a year end 2002 market price of $27.38 was used.
(3)	Amounts shown reflect the two-for-one M&I stock split that became effective on June 17, 2002.

The following table provides information on long-term incentive plan awards to the named executive officers.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

	Awards Granted December 2002 for the Performance Period Beginning January 2003
Name	Number of Shares, Units or Other Rights(1)(2)	Performance or Other Period Until Maturation or Payout
Dennis J. Kuester	15,000	3 Years
James B. Wigdale	12,500	3 Years
Thomas M. Bolger	8,000	3 Years
Mark F. Furlong	6,000	3 Years
Jeffrey V. Williams	6,000	3 Years

(1)	Units awarded represent share equivalents of the Company’s Common Stock. The performance period is the three years commencing on January 1, 2003 and ending on December 31, 2005 for awards granted in December 2002. Additional units will be credited to each participant’s account when dividends are paid on shares of the Company’s Common Stock. Vesting of units occurs at the end of the three-year period except in the case of the death or disability of the participant, termination of a participant’s employment due to retirement, or the occurrence of a “triggering event” (which relates to a change in control of the Company). Upon the occurrence of a “triggering event,” units vest notwithstanding continued employment by the acquiring company. A payout multiple is applied to the units awarded to a participant based on the Company’s performance in relation to two equally weighted performance criteria, which represent (a) the total return of the Company’s Common Stock for the three-year period when compared with the total return for those stocks composing the KBW 50 Index and (b) the Company’s cumulative earnings per share for the three-year period. The Company’s performance in relation to the performance criteria is calculated independently, thereby allowing a participant to receive a payout under one of the criterion but not under the other. The minimum payout multiple is zero for each criterion and the maximum is 137.50%, resulting in a combined maximum of 275%. The resulting payout multiple is applied to the units awarded and units awarded to the participant in lieu of the payment of dividends. Before awards are paid, the Compensation Committee must certify the extent to which the performance criteria have been met.
(2)	Amounts shown reflect the two-for-one M&I stock split that became effective on June 17, 2002.

The following table sets forth certain information about shares of M&I Common Stock that are authorized for issuance under the Company’s equity compensation plans as of December 31, 2002, not including the number of shares under the 2003 Stock Option Plan.

EQUITY COMPENSATION PLAN INFORMATION(1)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(2)(3)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)(3)(4)
Equity compensation plans approved by security holders	20,946,401	$25.69	4,656,451
Equity compensation plans not approved by security holders(5)	0	0	0
Total	20,946,401	$25.69	4,656,451

(1)

The table does not include information regarding the following plans: the Company’s Dividend Reinvestment and Cash Investment Plan; the M&I Retirement Program (an employee benefit plan intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended); and the Directors Deferred Compensation Plan. Under the Directors Deferred Compensation Plan, directors may elect to defer all or a portion of their directors’ fees into one of two accounts: (i) a cash account, earning interest at a rate payable to that earned on U.S. Treasury Bills with maturities of 13 weeks or (ii) a Common Stock account in which shares are purchased on the open market and held in trust until the director’s retirement.

(2)	Includes 736,604 shares to be issued upon exercise of outstanding options under plans assumed by the Company in mergers. The weighted-average exercise price of outstanding options granted under plans assumed in mergers as of December 31, 2002 was $18.03. There will be no further grants under these assumed plans.
(3)	Does not include 322,900 outstanding units awarded and 882,600 units available for issuance under the 1994 Long-Term Incentive Plan (not including additional units credited to the accounts of participants in lieu of the payment of cash dividends or the proposed increase in the number of units under the plan). See Note (1) in the long-term incentive plan awards table for a description of the 1994 Long-Term Incentive Plan. Although the Compensation Committee has the discretion to pay LTIP awards in cash, Common Stock or a combination of both, all awards have been paid in cash and the Company is currently not aware of any circumstances which would cause the Compensation Committee to pay these awards in Common Stock.
(4)	Includes 40,834 shares available for issuance under the 1993 Executive Stock Option Plan; 225,000 shares available for issuance under the 1995 Directors Stock Option Plan; 61,083 shares available for issuance under the 1997 Executive Stock Option and Restricted Stock Plan; 2,788,419 shares available for issuance under the 2000 Executive Stock Option and Restricted Stock Plan; and 1,541,115 shares available for issuance under the 2000 Employee Stock Purchase Plan. Under the 2000 Employee Stock Purchase Plan, eligible employees may purchase shares annually by payroll deductions, subject to certain aggregation limitations, at a purchase price equal to 85% of the lesser of the fair market value of the Company’s Common Stock on the first day or last day of the offering period. The number of shares available for sale under this plan may be increased on January 1 of each year by an amount equal to the lesser of (i) 200,000 shares, (ii) the number of shares purchased by employees under the plan in the previous year or (iii) a lesser amount determined by the Board of Directors.
(5)	All of the Company’s existing equity compensation plans have been approved by shareholders.

RETIREMENT PLANS

The Marshall & Ilsley Corporation Nonqualified Retirement Benefit Plan (the “Nonqualified Plan”) provides Messrs. Kuester and Wigdale with a supplemental retirement benefit. The purpose of the Nonqualified Plan is to provide an annual retirement benefit such that the sum of the benefits from the Retirement Growth Plan, the Corporation’s Amended and Restated Supplementary Retirement Benefits Plan (the “SERP”), the SERP Account of the Corporation’s Amended and Restated Deferred Compensation Plan, Social Security and the Nonqualified Plan equals 60% of the sum of the participant’s average salary and annual short-term incentive compensation for his last five years of employment. The total benefit under the Nonqualified Plan is adjusted in the event of death or early retirement before age 62, and can be paid for life with a 120-month certain pay-out or on a joint and survivor basis at the option of the participant. The pay-out option elected may also affect the amount of the annual benefit. For Mr. Wigdale, the monthly retirement benefit under the Nonqualified Plan is $41,313. For Mr. Kuester, the estimated monthly retirement benefit beginning at age 65 is $37,753 (assuming he retires on or after attaining age 62), determined based on the five year average compensation earned through December 31, 2002 and various actuarial and interest rate assumptions. In the event of a Change in Control (as defined in the Nonqualified Plan), each participant who is actively employed will be deemed to retire on the date of the Change of Control but will have no reduction in benefits under the Nonqualified Plan for retiring prior to age 62. A participant has the option, in certain circumstances, to elect to receive the present value of the benefits to which he is entitled under the Nonqualified Plan upon a Change of Control regardless of his age at that point. Under the terms of the Nonqualified Plan, Mr. Wigdale was eligible to begin receiving benefits in January 2002. However, in connection with his continued full-time active employment, Mr. Wigdale has elected to forego the payments otherwise due to him for 2002 and 2003.

The Marshall & Ilsley Corporation Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) provides selected key employees of M&I, including the named executive officers, with the ability to defer up to 80% of base salary and 100% of bonus. Those employees electing to participate have two investment options for amounts deferred: a fixed rate option equal to the Moody’s “A” Long-Term Corporate Bond Rate for the month of September of the previous year and an equity option equal to the total return of the S&P 500 Index. The percentage allocated to any investment option may not be less than 10% and elections may be changed semi-annually. Amounts deferred are distributable upon termination of employment at the election of the participant. Choices range from a lump sum distribution upon termination of employment to a pay-out over 15 years if a participant’s employment terminates on or after age 55, other than because of death or disability, with at least 10 years of service. Amounts deferred and investment returns thereon are held in the Marshall & Ilsley Corporation Deferred Compensation Trust II of which Marshall & Ilsley Trust Company N.A. is the trustee (the “Trust”).

M&I’s Supplementary Retirement Benefits Plan (the “SERP”) is a nonqualified benefit plan which through August 1999 covered employees whose compensation exceeded the statutory limits on compensation which were taken into account for purposes of crediting contributions to M&I’s Retirement Growth Plan. Participants included all of the executive officers named in the Summary Compensation Table, except Mr. Furlong who joined the Company in April 2001. The SERP was suspended in August 1999 and M&I has made no further contributions to the SERP. Existing account balances under M&I’s Retirement Growth Plan in the SERP will continue to vest as long as the participant remains employed by M&I and will be credited with the applicable investment return until pay-out pursuant to the terms of the SERP. The Deferred Compensation Plan was amended such that persons eligible to participate therein will receive an allocation equal to the amount that would have formerly been allocated under the SERP. This amount, which would have been allocated to such participant’s account under M&I’s Retirement Growth Plan absent the statutory limitations, is credited to an account which vests after an employee has five years of “vesting service” (as defined in M&I’s Retirement Growth Plan). Participants have the same investment and pay-out elections as other accounts in the Deferred Compensation Plan, described above, and amounts credited under the SERP are held in the Trust.

In lieu of certain benefits under the Deferred Compensation Plan and/or the SERP, Messrs. Wigdale and Kuester and three other senior executives agreed in 2000 to receive certain life insurance benefits. Under this arrangement, M&I will pay premiums on the life insurance policies purchased for the benefit of the participants and will retain a collateral interest in those policies equal to the amount of the premiums paid by M&I under a split-dollar arrangement. The present value cost of any life insurance purchased under these split-dollar life insurance arrangements, after the return on premiums, was off-set by the present value of the reduction in projected benefits payable under the plans.

CHANGE OF CONTROL AGREEMENTS AND RELATED MATTERS

In order to assure management continuity and stability, as of February 1, 2003, M&I had substantially similar Change of Control Agreements (the “Change of Control Agreements”) outstanding with all of the named executive officers, ten additional executive officers and 13 other officers and employees of the Company and its subsidiaries (collectively, the “Executives”). The Change of Control Agreements with four of the five named executive officers each have a term of three years. The Change of Control Agreements with the other Executives each have a term of two years.

The Change of Control Agreements guarantee the Executives specific payments and benefits upon a termination of employment as a result of a change of control of M&I. If a change of control occurs, the contract becomes effective and continues for the relevant term. The employment term renews on a daily basis until M&I gives notice to terminate the daily renewal.

The Change of Control Agreements provide for specified benefits after a change of control if the Executive voluntarily terminates for “good reason” or is involuntarily terminated other than for “cause” (as such terms are defined in the Change of Control Agreements). In addition, in the case of some Change of Control Agreements, at the end of six months after a change of control, the Executive may terminate employment for any reason and is entitled to receive full benefits. Upon a termination, the Executive is entitled to (a) a lump sum payment equal to two or three times (depending on whether the contract is a two- or three-year contract) the sum of the Executive’s current base salary plus the higher of the Executive’s bonus for the last year or the Executive’s average bonus for the past three years, (b) a proportionate amount of any unpaid bonus deemed earned for the year of termination, (c) a lump sum payment equal to the retirement benefits lost as a result of not having been employed for the remaining contract term, (d) health and other benefits for the remaining contract term, and (e) payments for certain other fringe benefits. In the event of a termination of employment as a result of his death, the Executive’s beneficiary is entitled to six months of base salary. No additional benefits are guaranteed under the contract upon an Executive’s disability or termination of employment by M&I for cause.

The Change of Control Agreements provide that upon a change of control most restrictions limiting the exercise, transferability or other incidents of ownership of any outstanding award, restricted stock, options, stock appreciation rights, or other property rights of M&I granted to the Executive shall lapse, and such awards shall become fully vested, except in certain circumstances. In addition, upon certain events following a change of control, some option agreements provide that options will remain exercisable for the lesser of (a) the remainder of their respective terms or (b) one year after the Executive’s death. The Change of Control Agreements also provide for

“gross-up” payments in the event payments to an Executive under the Change of Control Agreement are subject to the excise tax (the “Excise Tax”) provided for under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), or any similar federal, state or local tax which may be imposed, in an amount such that the net amount retained by the Executive, after deduction of any Excise Tax on the payments and any federal, state and local income tax and Excise Tax on the gross-up payment, shall be equal to the payments then due.

NON-EMPLOYEE DIRECTOR COMPENSATION

Directors of M&I who are not employees are paid a retainer fee of $18,000 per year. In addition, non-employee directors receive a fee of $1,500 for each Board meeting which they attend and $1,000 for each committee meeting which they attend. The chairs of the Audit, Compensation, Nominating and Corporate Governance, and Retirement Investment Committees are paid a retainer fee of $5,000 per year. Mr. Urdan is also paid $5,000 per year to act as presiding director at the non-management executive sessions of the Board. M&I has established a deferred compensation plan for its Directors. Under such plan, all or part of the fees received by a Director may be deferred at the election of the Director. Amounts deferred may be allocated to one of two accounts as selected by the participating Director: (i) the Common Stock account or (ii) a cash account, earning interest at a rate equal to that earned on U.S. Treasury Bills with maturities of 13 weeks. Deferred amounts are payable in a lump sum or in not less than two nor more than 10 annual installments, as elected by the participating Director, or, if no such election is made, in five annual installments. Messrs. Oscar C. Boldt (who retired from the Board in April 2002), Bueche, Chait, Jacobs, Johnson, Kellner, Mellowes, Meyer, O’Toole, Schaefer, Urdan and Wardeberg elected to defer compensation under the plan during 2002. Directors of M&I who are also Directors of subsidiaries of M&I receive compensation from such subsidiaries in varying amounts based on the Director compensation schedule of such subsidiaries. Directors of subsidiaries of M&I may also elect to defer compensation under the plan.

Directors of M&I who are not employees of M&I or its subsidiaries also participate in the 1995 Directors Stock Option Plan. On the date of each Annual Meeting of Shareholders, each participant in the plan elected or re-elected as a director at such Annual Meeting receives an option for that number of shares of Common Stock equal to the multiple of 5,000 and the number of years in the term to which such participant has been elected. In addition, a participant who is appointed to fill a vacancy on the Board of Directors, or a director who becomes a participant because such director ceases to be employed by the Company or its subsidiaries, will receive, on the date of the next Annual Meeting, an option for that number of shares of Common Stock equal to a multiple of 5,000 and the number of years remaining in such participant’s term as a director of the Company. Under the terms of this plan, the option price per share will not be less than 100% of the fair market value of the shares on the date the option is granted, the options will not be exercisable more than 10 years after the date of grant, and the options will terminate no later than three years after the participant ceases to be a director of the Company for any reason. Such options may be exercised at any time after they are granted. The exercise price of an option may, at the participant’s election, be paid in cash or previously owned shares of Common Stock or a combination thereof.

In connection with the merger with National City Bancorporation on August 1, 2001, M&I entered into a consulting and noncompetition agreement with Mr. Andreas. M&I agreed to pay Mr. Andreas a monthly consulting fee of $25,000 and provide health and dental benefits to Mr. Andreas and his family for a term of one year beginning on January 1, 2002. Mr. Andreas agreed to provide consulting services to the Company and abide by certain confidentiality, nonsolicitation and noncompetition provisions for the term of the agreement.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

General Policy

The Compensation and Human Resources Committee (the “Compensation Committee”) determines the compensation policy for executive officers, makes awards and sets performance criteria under the Company’s incentive plans, and determines the salary levels for executive officers. The Company’s compensation program is designed to offer a competitive total compensation value that will attract and retain high quality talent and ensure alignment of a significant portion of the executive’s total compensation to the annual and long-term performance of the Company as well as the creation of stockholder value. The Compensation Committee bases its compensation decisions primarily on its overall assessment of the executive’s contribution to the profitability of the Company on both a long-term and short-term basis and the relevant market relationship of the executive officer’s compensation. The Compensation Committee reviews the executive’s performance in light of both the historical financial performance of the Company and the Compensation Committee’s assessment of the executive’s role in ensuring the future financial success of the Company. In this respect, the Compensation Committee seeks to reward leadership, innovation and entrepreneurship. The compensation package for senior executives has both objective (performance based) and subjective elements. Awards under the Annual Executive Incentive Plan are based on the achievement of specified performance criteria determined by the Compensation Committee. For certain executive officers, the financial performance of the business unit or division for which that executive has responsibility may receive a proportionately larger consideration by the Compensation Committee in determining that executive’s compensation. The Compensation Committee reviews the compensation plans for executives in order to determine whether such plans are consistent with the Company’s objectives and financial performance.

The Compensation Committee is aware of the limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, on the deductibility of compensation paid to certain senior executives to the extent it exceeds $1 million per executive. The Compensation Committee currently intends to recommend compensation amounts and plans which will meet the requirements for deductibility.

2002 Compensation

Overview

With regard to 2002 compensation decisions, the Compensation Committee reviewed the Company’s financial performance on both a long-term and short-term basis, the overall performance of each executive officer, the market relationship of compensation paid to the Company’s executive officers and other information which the Compensation Committee deemed relevant in the case of any particular individual. A market study was prepared by the Compensation Committee’s compensation consultants, Hewitt Associates LLC. The study provided the Compensation Committee with information on the Company’s compensation practices relative to the market. The Compensation Committee also reviewed other analyses of the Company’s compensation levels and financial performance which included comparisons to the companies in the KBW 50 Index, which is the same peer group used in the performance graph, and a more defined group of similarly sized bank holding companies. The Compensation Committee utilized the peer group data and other information in order to reflect competitive factors and performance. In the case of any particular individual, circumstances unique to such individual such as increased responsibilities or extraordinary effort may also be reflected. In assessing the Company’s performance, the Compensation Committee considered, among other things, the profitability of the Company as a whole on both a long-term and short-term basis (including net income, earnings per share, return on average shareholders’ equity and return on average assets). The Compensation Committee also considered total shareholder return in comparison to the Company’s peers. The Compensation Committee’s decisions with respect to compensation generally reflect all of the factors considered, including objective factors and the Compensation Committee’s subjective assessment of the executive’s performance.

Annual Executive Incentive Plan

The Annual Executive Incentive Plan provides for annual cash incentives (bonuses) to the participants, which include all but one of the executive officers, based upon one or more objective financial performance criteria selected by the Compensation Committee. Metavante Corporation’s Chairman, President and Chief Executive Officer participates in a separate plan related to the performance of Metavante Corporation. The Annual Executive Incentive Plan rewards eligible senior executives with an incentive award based on a percentage of each participant’s base salary if the performance goals set by the Compensation Committee are met for that year. In evaluating the participants’ bonus opportunity under the Annual Executive Incentive Plan, the Compensation Committee compared each participant’s base salary and bonus opportunity relative to those provided by peer companies. The performance criterion for 2002 was based upon earnings per share adjusted for certain items. Results under the plan exceeded the target performance levels established by the Compensation Committee for 2002, and resulted in eligible senior executives receiving payouts ranging from 46% to 147% of their respective 2002 base salaries as compared to payouts ranging from 42% to 125% of base salaries in 2001. In future years, the Compensation Committee may use performance criteria different than earnings per share.

Base Salary and Long-Term Incentive Compensation

In determining the base salaries for the Company’s executive officers, the Compensation Committee takes a long-term view of the executive’s job performance, the Company’s financial performance and the salaries paid in the marketplace to executives with similar responsibilities. The Compensation Committee also reviewed the total compensation opportunities of each senior executive officer. The Compensation Committee deemed it appropriate to increase the 2002 base salaries for certain senior executive officers. The Compensation Committee believes the base salaries, when viewed in conjunction with the annual incentive opportunities of the executive officers, are commensurate with the Compensation Committee’s evaluation of the information reviewed.

The Compensation Committee made long-term incentive awards in 2002 under the Company’s Executive Stock Option and long-term incentive plans. It is the intention of the Compensation Committee to continue to emphasize long-term incentives in the compensation provided to the Company’s executive officers. In arriving at the 2002 long-term incentive award levels, the Compensation Committee compared the total compensation opportunities of each senior executive officer, and the values of each compensation component, in relation to those provided by peer companies for similar positions.

In determining the total number of options to be granted in 2002 to all employee recipients, including the executive officers, the Compensation Committee reviewed the annual option awards and cumulative options outstanding of the peer group companies in relation to outstanding shares. In 2002, grants to employees totaled 3,948,650 options, or approximately 1.8% of shares outstanding as of December 31, 2002. The Compensation Committee believes annual awards at this level are comparable to the award levels of the peer group companies.

Participants in the Company’s 1994 Long-Term Incentive Plan, including the executive officers, received payouts for awards made with respect to the three-year period from January 2000 through December 2002. The performance criteria for this three-year cycle were based upon both the Company’s total shareholder return in relation to companies in the KBW 50 Index and the Company’s cumulative three-year earnings per share relative to predetermined goals. During this period, the Company’s total shareholder return was below the threshold level and the earnings per share performance exceeded the target level under the plan. On a combined basis, this resulted in a payout level below the targeted level under the plan.

Chief Executive Officer Compensation

In determining Mr. Kuester’s salary and long-term incentive awards, the Compensation Committee’s review concentrated on the prevailing market rates of compensation for his position and the Company’s current and prior year’s financial performance. The Compensation Committee considered the compensation of the chief executive officers of the peer group companies, taking into account the Company’s size and performance relative to the companies in the peer groups, in order to determine whether Mr. Kuester is compensated on a basis which is reasonably consistent. Mr. Kuester received an Annual Executive Incentive Plan Award of approximately 147% of his base salary, resulting from the Company’s 2002 financial performance in relation to the goals established under the plan. It is the Compensation Committee’s conclusion that Mr. Kuester’s compensation is fair and appropriate.

The Compensation and Human Resources Committee:

Mr. Wardeberg, Chairman                                Mr. Bueche                                Mr. Shiely

PERFORMANCE GRAPH

The following graph shows the cumulative total stockholder return on the Company’s Common Stock over the last five fiscal years compared to the returns of the Standard & Poor’s 500 Stock Index and the KBW 50 Index.

AUDIT COMMITTEE REPORT

The Audit Committee of Marshall & Ilsley Corporation has:

(1)	Reviewed and discussed the audited financial statements with management;

(2)	Discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees;

(3)	Received the written disclosures and the letter from Deloitte & Touche LLP required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees; and

(4)	Discussed with Deloitte & Touche LLP the auditors’ independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Audit Fees.    The aggregate fees billed for professional services rendered by the independent auditors for (1) the audit of the Company’s financial statements as of and for the year ended December 31, 2002 and (2) the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the year were approximately $707,000.

Financial Information Systems Design and Implementation Fees.    The aggregate fees billed for professional services rendered by the independent auditors during 2002 for (1) operating, or supervising the operations of, the Company’s information systems or managing its local area networks and (2) designing or implementing a hardware or software system that aggregates source data underlying the Company’s financial statements or generates information that is significant to its financial statements taken as a whole were $0 (zero).

All Other Fees.    The aggregate fees billed for non-audit and non-information systems related services rendered by the independent auditors during 2002 were approximately $1,717,000. These fees were comprised of two basic categories: Tax Fees of $907,000 for tax return preparation for federal and state purposes and tax consulting concerning entities included in the audited financial statements and Audit Related Fees of $810,000, including $435,000 for examination and reports on the internal control structure, policies and procedures that were in operation at the Company’s service organizations (SAS 70 Reports), $139,000 related to the registration and issuance of securities and assistance with due diligence on acquisitions, $110,000 for consultation regarding the application of accounting principles, and $126,000 for the audit of benefit plans sponsored by the Company, common collective funds, and agreed upon procedures. The fees shown in this report were billed for services rendered by Deloitte & Touche LLP.

The Audit Committee has considered whether the provision of non-audit services is compatible with the independent auditors’ independence and satisfied itself as to the auditors’ independence.

The Audit Committee:

Mr. Orr, Chairman	Mr. Hoeksema	Mr. Jacobs	Ms. Lyall

2003 EXECUTIVE STOCK OPTION AND RESTRICTED STOCK PLAN

The Board of Directors recommends a vote FOR approval of the 2003 Stock Option Plan.

The 2003 Stock Option Plan was adopted by the Board of Directors in order to attract and retain individuals who are key contributors to the success of the Company. The market remains competitive for highly talented individuals in the financial services industry, and stock options continue to be an effective recruitment and retention vehicle. The Company has utilized, and will continue to utilize, this resource in a prudent and cost-effective manner, as it does with all elements of compensation and benefits provided to its workforce.

Key features of the 2003 Stock Option Plan include the following:

•	the plan is administered by the Compensation Committee, which is comprised solely of independent directors;

•	the aggregate number of shares of Common Stock authorized under the plan is 12,000,000;

•	no one person may receive options of 2,000,000 shares or more in aggregate;

•	there is a cap of 1,200,000 on awards of restricted stock;

•	the exercise price of options may not be less than the fair market value of the Common Stock on the date of grant; and

•	options may not be “repriced” after the date of grant without shareholder approval, except as provided under the plan for stock splits, recapitalizations and similar events.

The complete text of the 2003 Stock Option Plan is set forth in Appendix A. The following summary of the material features of the 2003 Stock Option Plan is qualified in its entirety by reference to Appendix A.

The 2003 Stock Option Plan permits the Company to grant non-qualified stock options, incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (which we refer to as “ISOs”), and restricted shares of Common Stock.

The aggregate number of shares of Common Stock subject to the 2003 Stock Option Plan is 12,000,000 shares, all of which may be granted as ISOs. No one person may receive options over more than 2,000,000 shares during the term of the plan, and the Company will not issue more than 1,200,000 restricted shares of Common Stock during the term of the plan. No award may be granted under the 2003 Stock Option Plan after April 21, 2013.

Under the 2003 Stock Option Plan, awards may be granted to current and prospective employees, non-employee directors, consultants and other persons who provide services to the Company. As of February 15, 2003, approximately 1,500 individuals would be eligible to participate in the 2003 Stock Option Plan.

In the event of any changes in the capital structure of the Company, the Compensation Committee may make equitable adjustments to outstanding awards so that the net value of the award is not changed. Any unvested awards will vest upon the occurrence of a “change in control” of the Company (as defined in the 2003 Stock Option Plan).

The 2003 Stock Option Plan is intended to qualify for favorable treatment under Section 16 of the Securities Exchange Act of 1934, as amended, pursuant to Rule 16b-3 and is designed to qualify for treatment as “performance-based compensation” under Section 162(m) of the Internal Revenue Code as regards the options. The 2003 Stock Option Plan will be administered by the Compensation Committee, which is comprised of at least three non-employee directors within the meaning of Rule 16b-3 and “outside directors” within the meaning of Section 162(m).

The exercise price for non-qualified options and ISOs granted under the 2003 Stock Option Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant of the option (or 110% in the case of ISOs granted to participants owning more than 10% of the Common Stock). In addition, the exercise price for non-qualified options and ISOs may not be reduced after the date of grant without the consent or approval of the Company’s shareholders, except as provided under the plan for stock splits, recapitalizations and similar events. Options will be exercisable during the period specified in each option agreement and will generally be exercisable in installments pursuant to a vesting schedule to be designated by the Compensation Committee. No option will remain exercisable later than ten years after the date of grant (or five years from the date of grant in the case of ISOs granted to holders of more than 10% of the Common Stock). The closing sale price of the Common Stock on the New York Stock Exchange on February 15, 2003 was $            .

Restricted shares of Common Stock may also be granted under the 2003 Stock Option Plan. An award of restricted shares involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of Common Stock in consideration of the performance of services and such other consideration as the Compensation Committee may designate. Restricted shares must be subject to a “substantial risk of forfeiture” for a period to be determined by the Compensation Committee. In order to enforce these forfeiture provisions, the transferability of restricted shares will be prohibited or restricted in a manner and to the extent prescribed by the Compensation Committee for the period during which the forfeiture provisions are to continue.

In the event of termination of employment or service other than as a result of death, disability or “retirement” (as defined in the 2003 Stock Option Plan), a participant will generally have 90 days after termination to exercise options which were vested on the date of termination. A participant who is a director of the Company will generally have until the earlier of the tenth anniversary of the date of grant or the third anniversary of the termination of the participant’s service as a director to exercise options which were vested on the date of termination. The Compensation Committee has discretion to provide the period for which, and the extent to which, options remain exercisable in the event of termination of employment resulting from death, disability or retirement. Restricted shares are generally forfeited upon termination of employment for any reason.

The 2003 Stock Option Plan may be amended by the Board of Directors, but certain amendments adversely affecting the rights of a participant under any existing award may not be made without obtaining the participant’s written consent, and amendments increasing the number of shares which may be issued under the 2003 Stock Option Plan may not be made without obtaining shareholder approval.

Counsel for the Company has advised that the federal income tax consequences of non-qualified options, ISOs and restricted shares granted under the 2003 Stock Option Plan are generally as follows:

Non-qualified Options.    The grant of a non-qualified option will have no federal income tax consequences to the Company or to a participant. A participant will recognize taxable ordinary income at the time of exercise of the option in an amount equal to the excess of the fair market value of the shares acquired at the time of exercise over the option price, and the Company will ordinarily be entitled to a deduction for such amount.

The holder of shares acquired upon exercise of a non-qualified option will, upon a subsequent disposition of such shares, generally recognize a short-term or long term capital gain or loss, depending upon the holding period of the shares, equal to the difference between the amount realized on the sale and the basis in such shares (the sum of the option price and the amount taxed as ordinary income at the time of exercise).

ISOs.    Neither the grant nor exercise of an ISO will generally have any federal income tax consequences for a participant. The amount by which the fair market value of the shares acquired upon the exercise of any ISO exceeds the option price as of the date of exercise, however, is an item of “tax preference” for purposes of computing the alternative minimum tax on individuals. If a participant has held the shares acquired on the exercise of an ISO for at least two years from the date of the grant of the option and at least one year from the date of exercise, the participant will recognize taxable long-term capital gain or loss upon a subsequent disposition of the shares. In such circumstances, no deduction would be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the option or the transfer of shares acquired upon such exercise.

If, however, the participant disposes of his or her shares within the holding periods described above, (i) the participant will recognize ordinary income in an amount equal to the difference between the fair market value of such shares on the date of exercise and the option price, provided that, if the disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized by the participant and the amount realized from such sale or exchange is less than the fair market value on the exercise date, then the ordinary income will be limited to the excess of the amount realized upon the sale or exchange of the shares over the option price; (ii) the Company will be entitled to a deduction for such year in the amount of the ordinary income so recognized; and (iii) the participant will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon such sale or exchange of the shares and the sum of the option price plus the amount of ordinary income, if any, recognized upon such disposition.

Restricted Shares.    The grant of restricted shares is not a taxable event to a participant, absent an election under Section 83(b) of the Internal Revenue Code. If no election is made, the participant will recognize income, taxable for income tax purposes at ordinary rates, upon the lapse of the restrictions governing the shares. The amount of the income will equal the fair market value of the shares when the restriction lapse, less any amount paid by the participant for the shares. If the participant makes a Section 83(b) election within 30 days of the date of grant, he or she will be deemed to have received ordinary income at the time of the grant of the restricted shares equal to their fair market value at the date of grant less any amount paid by the participant for the shares, determined without regard to the restrictions imposed thereon. If the restricted shares are subsequently forfeited after a Section 83(b) election and before the restrictions lapse, the participant is not entitled to claim the loss for income tax purposes.

The Company or a subsidiary will be entitled to a deduction for income tax purposes when the participant recognizes ordinary income, either as a result of a Section 83(b) election or because of the lapse of the restrictions. The amount of the deduction will equal the amount of ordinary income recognized by the participant.

AMENDED AND RESTATED 1994 LONG-TERM INCENTIVE PLAN FOR EXECUTIVES

The Board of Directors recommends a vote FOR approval of the 1994 Long-Term Incentive Plan.

The Company is seeking shareholder approval of the 1994 Long-Term Incentive Plan as amended in order to continue to comply with Section 162(m) of the Internal Revenue Code which limits the deductibility of compensation paid to certain senior executives of the Company unless it is performance-based.

The Board of Directors approved amendments to the Company’s 1994 Long-Term Incentive Plan in February 2003, subject to approval by the Company’s shareholders. The plan was initially approved by the Compensation Committee, the Board of Directors and the Company’s shareholders in 1994. Amendments to the plan were subsequently approved by the Compensation Committee, the Board and the Company’s shareholders in 1998. The goal of the 1994 Long-Term Incentive Plan is to attract and retain key personnel and to provide them with an incentive to put forth maximum effort for the continued success and growth of the Company.

The principal changes effected by the proposed amendments to the 1994 Long-Term Incentive Plan are (i) increasing the number of units available for grant under the plan by 600,000 (adjusted for the two-for-one M&I stock split that became effective on June 17, 2002), leaving a total of 1,482,600 units available for future award (excluding units granted in lieu of the payment of cash dividends to participants), (ii) allowing cash-based awards to be made to employees of a subsidiary or division of the Company that are tied to the performance of the employing subsidiary or division, (iii) limiting any grant or payment of a cash-based award to an employee of a subsidiary or division that is tied to the performance of the employing subsidiary or division to $1 million for each award period, and (iv) adding revenues and cost control of one or more of the Company’s divisions as performance criteria that the plan’s administrator may consider in setting performance goals under the plan.

Key features of the 1994 Long-Term Incentive Plan as amended include the following:

•	the plan is administered by the Compensation Committee, which is comprised solely of independent directors;

•	the Compensation Committee annually establishes the performance criteria to be met, based on what it deems to be measures and objectives which are critical to the creation of shareholder value;

•	approximately 50 key employees are currently considered eligible to participate in the plan; and

•	all awards made to the Chairman, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of the Company must be unit-based (i.e., tied to the Company’s overall performance).

The complete text of the 1994 Long-Term Incentive Plan as amended is set forth as Appendix B to this Proxy Statement. The following summary of the material features of the 1994 Long-Term Incentive Plan as amended does not purport to be complete and is qualified in its entirety by reference to Appendix B.

Administration

The plan’s administrator is the Compensation Committee of the Board of Directors, composed of not less than three directors, and constituted so as to permit compliance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee designates the amount, if any, to be awarded to participants, the performance goals which must be attained in order to receive different levels of payouts and any conditions, limitations or restrictions it deems appropriate. Awards may be in the form of units denominated by reference to shares of Common Stock or, in the case of awards to employees of a subsidiary or division of the Company that are tied to the performance of the employing subsidiary or division, awards may be denominated in dollar amounts. However, all awards made to the Chairman of the Board, Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Company must be unit-based. Previously, all awards under the plan were unit-based.

The plan may be terminated or amended by the Board of Directors, but no amendment increasing the number of units subject to the plan, or which under applicable law or regulatory provisions would require shareholder approval, can be made without obtaining shareholder approval. In addition, no termination or amendment may adversely affect the rights of a plan participant without the consent of such participant, other than a termination because the requisite shareholder approval is not obtained.

Participants

Employees eligible to receive awards under the plan are executive officers and senior managers of the Company or its subsidiaries. Approximately 50 persons currently are considered eligible to participate in the plan. The Compensation Committee has the authority to determine which employees will be participants and may take into account the nature of the services rendered by the employees, their present and potential contributions to the success of the Company, and other factors as the Compensation Committee in its discretion deems relevant.

Awards

Unit-based or cash-based awards may be made from time to time to participants under the plan. For unit-based awards, at such time as dividends are paid on shares, additional units will be credited to each account in lieu of the payment of cash dividends. If and to the extent pre-established performance goals are attained, participating employees are entitled to a percentage of the units awarded (increased by additional units credited to each participant’s account in lieu of the payment of cash dividends during the performance period) or, in the case of cash awards to employees of a subsidiary or division of the Company that are tied to the performance of the employing subsidiary or division, the dollar amounts awarded. See “Performance Criteria,” below. Payment of units may be made in cash, shares or a combination of cash and shares in the discretion of the Compensation Committee.

The number of units that may be granted under the plan to any one individual is 600,000 units (adjusted for the 2002 stock split), excluding units granted in lieu of the payment of cash dividends. The amendments provide that any grant or payment of a cash-based award to an employee of a subsidiary or division that is tied to the performance of the employing subsidiary or division may not exceed $1 million for each award period.

If the amendments are approved, the authorized number of units under the plan will be increased by 600,000 (adjusted for the two-for-one M&I stock split that became effective on June 17, 2002), to a total of 3,000,000 units (excluding units granted in lieu of the payment of cash dividends to participants). Awards with respect to 1,517,400 units have been made through January 31, 2003. If the amendments are approved, 1,482,600 units will be available to be granted under the plan in the future.

Termination of Employment

If a participant’s employment terminates because of “retirement” or “long-term disability” (as defined in the plan), then the participant shall continue in the plan, but no further units or cash awards may be granted to him or her. If a participant’s employment terminates because of death, or if a retiree dies while still a participant, the Compensation Committee will determine the extent to which the applicable performance criteria have been met as of the close of the calendar year in which the participant dies or is disabled and will pay the appropriate amount prorated based on the number of days of the award period that the participant was in the plan. At the time of granting an award, the Compensation Committee may determine that other rules shall apply in the event of death. If a participant’s employment is terminated for any other reason, his participation will cease and he will not be entitled to any award, unless the Compensation Committee determines otherwise. Notwithstanding the foregoing, if (a) a participant’s employment is terminated as a result of, or in anticipation of, a “triggering event” (defined as certain change of control transactions), or (b) a participant’s employment is not terminated, but a triggering event occurs, he or she will be entitled to a pay-out of his account based on the attainment of the performance criteria on the date the triggering event occurs, unless the Compensation Committee determines otherwise when the grant is made.

Performance Criteria

The Compensation Committee may consider a number of performance criteria in setting performance goals under the plan. The performance criteria may include one or more of earnings per share, net income, revenues, return on average assets, return on average equity, total shareholder return or cost control of the Company, and/or one or more of its subsidiaries, divisions or any other entity in which the Company owns more than 50% of the interests entitled to vote. Previously, revenues and cost control of one or more of the Company’s divisions were not permissible performance criteria. The Compensation Committee retains sole discretion to determine the number of units to be credited to each account (in the case of employees who are awarded units), the dollar amounts to be earned by employees of a subsidiary or division of the Company upon attainment of performance goals tied to the performance of the employing subsidiary or division, the performance criteria for earning units or dollar amounts, the performance period, the performance objectives to be achieved (including defining the above terms and, if it deems appropriate, the exclusion of extraordinary items or any other adjustments which it considers proper), and the measure of whether and to what extent such objectives have been met.

Since 1998, the Compensation Committee has used two equally-weighted performance criteria for unit-based awards: the Company’s total shareholder return in relation to the other members of the KBW 50 Index and cumulative earnings per share. The threshold, target and maximum earnings per share performance objectives are established by applying certain compound annual rates of growth to the earnings per share for the year prior to the start of the performance period. The Compensation Committee retains discretion to change the performance criteria for future award periods.

The computation of the number of units earned will be determined in accordance with the following award table with the minimum payout multiple being zero and the maximum payout multiple being 275%, applied to the units awarded plus the units credited in lieu of the payment of cash dividends:

	Performance Objectives		Payment Multiples(1)
	KBW 50 Index Percentile Rank for Total Shareholder Return	Cumulative Three-Year Earnings Per Share (“EPS”)(2)	KBW 50	EPS	Total
Threshold	25.00%		12.50%	12.50%	25.00%
Target	50.00%		50.00%	50.00%	100.00%
	75.00%		92.50%	92.50%	185.00%
Maximum	95.00%		137.50%	137.50%	275.00%

(1)	Applied to units awarded plus units credited in lieu of the payment of cash dividends.
(2)	Because the Compensation Committee believes that earnings per share targets represent confidential business information, the disclosure of which would adversely affect the Company, the Compensation Committee has determined it is in the best interests of the Company not to publish such information.

At its December 2002 meeting, the Compensation Committee established cumulative net income as the performance criterion for cash-based awards to employees of Metavante Corporation for the three-year performance period beginning January 1, 2003, subject to shareholder approval. The Compensation Committee retains discretion to change the performance criteria for future award periods. A payout multiple is applied to the cash award based on Metavante’s cumulative net income for the three-year performance period. The minimum payout multiple is zero and the maximum is 200%. The computation of the targeted cash payment will be determined in accordance with the following award table:

	Performance Objectives		Payment Multiples
	Cumulative Three-Year Net Income
	% Achieved	Profit(1)
Threshold	90%		25.0%
95% of Target	95%		50.0%
Target	100%		100.0%
Maximum	115%		200.0%

(1)	Because the Compensation Committee believes that net income targets represent confidential business information, the disclosure of which would adversely affect the Company, the Compensation Committee has determined it is in the best interests of the Company not to publish such information.

If performance falls between two categories for either type of award, the percentage earned will be determined by linear interpolation. Before awards are paid, the Compensation Committee must certify the extent to which the performance criteria have been met.

The following table provides information on awards granted in December 2002 to the named executive officers, to all current executive officers as a group, to all non-executive directors as a group and to all other key employees as a group under the 1994 Long-Term Incentive Plan. If the shareholders do not approve the 1994 Long-Term Incentive Plan as amended, no further awards will be made under the plan.

NEW PLAN BENEFITS TABLE

Name	Number of Shares, Units or Other Rights	Targeted Cash Payment	Performance or Other Period Until Maturation or Payout(1)
Dennis J. Kuester	15,000	—	3 Years
James B. Wigdale	12,500	—	3 Years
Thomas M. Bolger	8,000	—	3 Years
Mark F. Furlong	6,000	—	3 Years
Jeffrey V. Williams	6,000	—	3 Years
All Current Executive Officers as a Group (15)	70,750	$250,000	3 Years
All Non-Executive Directors as a Group	—	—	—
All Other Key Employees as a Group (32)	46,250	$250,000	3 Years

(1)	The value of the awards at the end of the three-year period will be based on the computation described in the above summary and will be in accordance with the above award tables.

AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION

The Board of Directors recommends a vote FOR approval of the amendment to the Company’s Restated Articles of Incorporation.

The proposed amendment to the Company’s Restated Articles of Incorporation increases the number of authorized shares of Common Stock from 320,000,000 shares to 700,000,000 shares. The Company is seeking to increase the number of authorized shares of Common Stock because a two-for-one stock split, which became effective June 17, 2002, significantly reduced the number of authorized but unissued shares available to the Company. As of January 31, 2003, of the 320,000,000 shares of Common Stock presently authorized,

                 shares were issued and outstanding and                  shares were reserved for issuance pursuant to the Company’s stock option and stock purchase plans (including the 2003 Stock Option Plan).

The Board of Directors has directed the officers of the Company to submit the following resolution, which includes the text of the amendment to the Restated Articles of Incorporation, with the new text shown in bold type:

BE IT RESOLVED, that the first paragraph of Article III of the Restated Articles of Incorporation of Marshall & Ilsley Corporation be, and hereby is, amended to read as follows:

ARTICLE III

The aggregate number of shares which the Corporation shall have the authority to issue, the designation of each class of shares, the authorized number of shares of each class, and the par value thereof per share, shall be as follows:

Designation of Class	Par Value per Share	Authorized Number of Shares
Preferred Stock	$1.00	5,000,000
Common Stock	$1.00	700,000,000

BE IT FURTHER RESOLVED, except as set forth above, Article III shall remain in full force and effect without further amendment or modification.

The additional authorized shares of the Company’s Common Stock may be used for any proper corporate purpose approved by the Board of Directors of the Company. Their availability could enable the Board of Directors to act with flexibility when favorable opportunities arise to expand or strengthen the Company’s business through the issuance of Common Stock. Among the reasons for issuing additional shares would be to increase the Company’s capital through sale of the Company’s Common Stock, to engage in other types of capital transactions, to undertake acquisitions and to satisfy contractual commitments, including the Company’s stock option and stock purchase plans. The Board of Directors has not proposed the increase in authorized capital stock with the intention of discouraging tender offers or takeover attempts. However, the availability of authorized shares for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company.

The Company regularly reviews a range of financing transactions including the issuance of the Company’s Common Stock. Except for shares reserved for issuance as described above, the Company has no present intention of issuing or selling Common Stock for any purpose, but may do so if market and other conditions indicate that such a course of action is advisable.

If the amendment to the Company’s Restated Articles of Incorporation is approved, the Board of Directors generally may issue the additional authorized shares of Common Stock without further shareholder approval. In some instances, shareholder approval for the issuance of additional shares may be required by law or by the requirements of the New York Stock Exchange, on which the Common Stock is listed, or may otherwise be necessary or desirable. Except in such cases, the Company does not anticipate that further shareholder authorization will be solicited. Shareholders are not entitled to preemptive rights to purchase any new issue of Common Stock.

SUBMISSION OF SHAREHOLDER PROPOSALS

The 2004 Annual Meeting of Shareholders is scheduled for April 27, 2004. In accordance with the Company’s By-Laws, nominations, other than by or at the direction of the Board of Directors, of candidates for election as directors at the 2004 Annual Meeting of Shareholders and any other shareholder proposed business to be brought before the 2004 Annual Meeting of Shareholders must be submitted to the Company no later than January 23, 2004. Shareholder proposed nominations and other shareholder proposed business must be made in accordance with the Company’s By-Laws which provide, among other things, that shareholder proposed nominations must be accompanied by certain information concerning the nominee and the shareholder submitting the nomination, and that shareholder proposed business must be accompanied by certain information concerning the proposal and the shareholder submitting the proposal. To be considered for inclusion in the proxy statement solicited by the Board of Directors, shareholder proposals for consideration at the 2004 Annual Meeting of

Shareholders of the Company must be received by the Company at its principal executive offices, 770 North Water Street, Milwaukee, Wisconsin 53202 on or before November 11, 2003. Proposals should be directed to Mr. Randall J. Erickson, Senior Vice President, General Counsel and Secretary. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003. Deloitte & Touche audited the Company’s financial statements for the fiscal year ended December 31, 2002. Representatives of Deloitte & Touche will be present at the Annual Meeting to make any statement they may desire and to respond to questions from shareholders. Arthur Andersen LLP previously served as the Company’s independent auditors. Representatives of Arthur Andersen will not be present at the Annual Meeting.

On May 6, 2002, the Company dismissed Arthur Andersen as its independent public accountants and appointed Deloitte & Touche as its new independent accountants. The decision to dismiss Arthur Andersen and to retain Deloitte & Touche was approved by the Audit Committee.

Arthur Andersen’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2001, and the subsequent interim period through May 6, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company’s two most recent fiscal years ended December 31, 2001 and the subsequent interim period through May 6, 2002.

The Company provided Arthur Andersen with a copy of the foregoing disclosures. A copy of Arthur Andersen’s letter, dated May 6, 2002, stating their agreement with these statements is attached as Exhibit 16 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 7, 2002.

During the Company’s two most recent fiscal years ended December 31, 2001, and the subsequent interim period through May 6, 2002, the Company did not consult with Deloitte & Touche regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

PENDING LEGAL PROCEEDINGS

No director or executive officer is an adverse party or has an interest adverse to the Company or any of its subsidiaries in any material pending legal proceeding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers to file reports with the Securities and Exchange Commission disclosing their ownership, and changes in their ownership, of stock in the Company. Copies of these reports must also be furnished to the Company. Based solely on a review of these copies, the Company believes that during 2002 all filing requirements were complied with, except that Messrs. Bolger, Delgadillo, Mark R. Hogan, Kuester, Thomas J. O’Neill, John L. Roberts, Thomas A. Root, Wigdale, Williams and Donald H. Wilson and Ms. Patricia R. Justiliano each failed to timely report one transaction on Form 5. Such persons also failed to timely report one transaction on Form 5 during 2001. These transactions were exempt from Section 16(b) by Rule 16b-3 thereunder. During 2001, Messrs. Kellner and Platten each failed to timely report one gift transaction on Form 5.

OTHER VOTING INFORMATION

Shareholders may vote over the Internet, by telephone or by completing a traditional proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Central Time, on April 21, 2003. To vote over the Internet or by telephone, please refer to the instructions on the accompanying proxy card.

The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction with this Proxy Statement, or you may need to contact your broker, bank, or other nominee to determine whether you will be able to vote electronically using the Internet, telephonically, or what is required to vote your shares in person at the Annual Meeting.

OTHER MATTERS

Although management is not aware of any other matters that may come before the meeting, if any such matters should be presented, the persons named in the accompanying proxy intend to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors,

Randall J. Erickson, Senior Vice President, General Counsel and Secretary

Appendix A

MARSHALL & ILSLEY CORPORATION

2003 EXECUTIVE STOCK OPTION AND RESTRICTED STOCK PLAN

1.    Objectives.    The Marshall & Ilsley Corporation 2003 Executive Stock Option and Restricted Stock Plan is designed to attract and retain certain selected officers, key employees, non-employee directors and consultants whose skills and talents are important to the Company’s operations, and reward them for making major contributions to the success of the Company. These objectives are accomplished by making awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

2.    Definitions.

(a)    “Award” shall mean the grant of any form of stock option or stock award to a Plan Participant pursuant to such terms, conditions and limitations as the Board or Committee may establish in order to fulfill the objectives of the Plan.

(b)    “Award Agreement” shall mean the agreement that sets forth the terms, conditions and limitations applicable to an Award.

(c)    “Board” shall mean the Board of Directors of Marshall & Ilsley Corporation.

(d)    “Cause” shall mean the discharge of an employee on account of fraud or embezzlement against the Company or serious and willful acts of misconduct which are detrimental to the business of the Company.

(e)    “Change in Control” shall mean any of the following:

(i)    The acquisition by any individual, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-three percent (33%) or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions of common stock shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege or by one person or a group of persons acting in concert), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger, statutory share exchange or consolidation which would not be a Change in Control under paragraph (iii) of this Section 2(e); or

(ii)    Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened “election contest” or other actual or threatened “solicitation” (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(iii)    Consummation of a reorganization, merger, statutory share exchange or consolidation, unless, following such reorganization, merger, statutory share exchange or consolidation, (A) more than two-thirds (2/3) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, statutory share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, statutory share exchange or consolidation, (B) no person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, statutory share exchange or consolidation and any person beneficially owning, immediately prior to such reorganization, merger, statutory share exchange or consolidation, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(iv)    Consummation of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than two-thirds (2/3) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

(f)    “Common Stock” or “stock” shall mean the authorized and issued or unissued $1.00 par value common stock of the Company.

(g)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h)    “Committee” shall mean the Compensation and Human Resources Committee of the Board of Directors of Marshall & Ilsley Corporation. The Committee shall be comprised of at least three non-

employee directors within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and “outside directors” within the meaning of Section 162(m) of the Code.

(i)    “Company” shall mean Marshall & Ilsley Corporation and its subsidiaries including subsidiaries of subsidiaries and partnerships and other business ventures in which Marshall & Ilsley Corporation has a significant equity interest, as determined in the sole discretion of the Committee.

(j)    “Fair Market Value” shall mean the closing sale price of Common Stock on the New York Stock Exchange as reported in the Midwest Edition of the Wall Street Journal for the date of grant provided that, if no sales of Common Stock were made on said exchange on that date, “Fair Market Value” shall mean the closing sale price of Common Stock as reported for the most recent preceding day on which sales of Common Stock were made on said exchange, or, failing any such sales, such other market price as the Board or the Committee may determine in conformity with pertinent law and regulations of the Treasury Department.

(k)    “Participant” shall mean a current or prospective employee, non-employee director, consultant or other person who provides services to the Company to whom an Award has been made under the Plan.

(l)    “Plan” shall mean the Marshall & Ilsley Corporation 2003 Executive Stock Option and Restricted Stock Plan.

(m)    “Retirement” shall mean the termination of a Participant’s employment on or after age 65.

3.    Eligibility.    Current and prospective employees, non-employee directors, consultants or other persons who provide services to the Company eligible for an Award under the Plan are those who hold, or will hold, positions of responsibility and whose performance, in the judgment of the Committee or the management of the Company (if such responsibility is delegated pursuant to Section 6 hereof), can have a significant effect on the success of the Company.

4.    Common Stock Available for Awards.    Subject to adjustment as provided in Section 14 hereof, the number of shares that may be issued under the Plan for Awards during the term of the Plan is 12,000,000 shares of Common Stock, all of which may be in the form of incentive stock options. Any shares subject to an Award which are used in settlement of tax withholding obligations shall be deemed not to have been issued for purposes of determining the maximum number of shares available for issuance under the Plan. Likewise, if any Stock Option is exercised by tendering shares, either actually or by attestation, to the Company as full or partial payment for such exercise under this Plan, only the number of shares issued net of the shares tendered shall be deemed issued for purposes of determining the maximum number of shares available for issuance under the Plan. Subject to adjustment as provided in Section 14 hereof, no individual shall be eligible to receive Awards aggregating more than 2,000,000 shares of Common Stock reserved under the Plan during the term of the Plan and the Company will not issue more than 1,200,000 shares of Restricted Stock during the term of the Plan. The Company shall take whatever actions are necessary to file required documents with the U.S. Securities and Exchange Commission and any other appropriate governmental authorities and stock exchanges to make shares of Common Stock available for issuance pursuant to Awards.

5.    Administration.    The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan, to determine which persons are Plan Participants, to grant waivers of Award restrictions, and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. All determinations made by the Committee regarding the Plan or an Award shall be binding and conclusive as regards the Company, the Participants, and any other interested persons.

6.    Delegation of Authority.    Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to the chief executive officer and to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish. Any such delegation may be revoked by the Committee at any time.

7.    Awards.    The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions and limitations applicable to each Award including any vesting requirements. In all events, upon the occurrence of a Change in Control, all Awards will become fully vested and immediately exercisable. The type of Awards available under the Plan are those listed in this Section 7.

(a)    Stock Option.    A grant of a right to purchase a specified number of shares of Common Stock the purchase price of which shall be not less than 100% of Fair Market Value on the date of grant, as determined by the Committee. In addition, the Committee may not reduce the purchase price for Common Stock pursuant to a stock option after the date of grant without the consent of the Company’s shareholders, except in accordance with adjustments pursuant to Section 14 hereof. A stock option may be in the form of a nonqualified stock option for all Participants or an incentive stock option (“ISO”) for Participants who are employees. An ISO, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code which, among other limitations, provides that the aggregate Fair Market Value (determined at the time the option is granted) of Common Stock for which ISOs are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000; that ISOs shall be priced at not less than 100% of the Fair Market Value on the date of the grant (110% in the case of a Participant who is a 10% shareholder of the Company within the meaning of Section 422 of the Code); and that ISOs shall be exercisable for a period of not more than ten years (five years in the case of a Participant who is a 10% shareholder of the Company).

(b)    Restricted Stock Award.    An Award of stock for such consideration as the Committee may specify and which may contain transferability or forfeiture provisions including a requirement of future services and such other restrictions and conditions as may be established by the Committee and set forth in the Award Agreement.

8.    Deferred Payment of Awards.    The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee which are intended to permit such deferrals to comply with applicable requirements of the Code including, at the choice of Participants, the capability to make further deferrals for payment after retirement. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in stock or units of stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of dividend equivalents for deferred payments denominated in stock or units of stock.

9.    Stock Option Exercise.    The price at which shares of Common Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise in cash or by means of tendering Common Stock, either directly or by attestation, valued at Fair Market Value on the date of exercise, or any combination thereof.

10.    Tax Withholding.    The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes, but in no event in excess of the minimum withholding required by law. The Company may defer making delivery with respect to Common Stock obtained pursuant to an Award hereunder until arrangements satisfactory to it have been made with respect to any such withholding obligation. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

11.    Amendment or Discontinuance of the Plan.    The Board may, at any time, amend or terminate the Plan; provided, however, that

(a)	subject to Section 14 hereof, no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and

(b)	without further approval of the shareholders of the Company, no amendment shall increase the number of shares of Common Stock which may be issued pursuant to Awards hereunder, except for increases resulting from Section 14 hereof.

12.    Termination of Employment or Service.    If the employment of a Participant terminates, other than pursuant to paragraphs (a) through (c) of this Section 12, all unexercised, deferred and unpaid Awards shall terminate 90 days after such termination of employment or service, unless the Award Agreement provides otherwise, and during such 90-day period shall be exercisable only to the extent provided in the Award Agreement. Notwithstanding the foregoing, (i) if a Participant’s employment is terminated for Cause, to the extent the Award is not effectively exercised or has not vested prior to such termination, it shall lapse or be forfeited to the Company immediately upon termination and (ii) a director’s option shall terminate upon the earlier of the tenth anniversary of the date of grant or the third anniversary of the termination of the Participant’s service as a director. In all events, an Award will not be exercisable after the end of its term as set forth in the Award Agreement.

(a)    Retirement.    When a Participant’s employment terminates as a result of Retirement, or early retirement with the consent of the Committee, the Committee (in the form of an Award Agreement or otherwise) may permit Awards to continue in effect beyond the date of Retirement, or early retirement, and the exercisability and vesting of any Award may be accelerated.

(b)    Resignation in the Best Interests of the Company.    When a Participant resigns from the Company and, in the judgment of the chief executive officer or other senior officer designated by the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may authorize, where appropriate taking into account any regulatory or accounting implications of such action, the acceleration and/or continuation of all or any part of Awards granted prior to such termination.

(c)    Death or Disability of a Participant.

(i)    In the event of a Participant’s death, the Participant’s estate or beneficiaries shall have a period specified in the Award Agreement within which to receive or exercise any outstanding Award held by the Participant under such terms, and to the extent, as may be specified in the applicable Award Agreement. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; if none, then (b) to a legal representative of the Participant; if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction.

(ii)    In the event a Participant is deemed by the Company to be disabled within the meaning of the Company’s long-term disability plan, the Award shall be exercisable for the period, and to the extent, specified in the Award Agreement. Awards and rights to any such Awards may be paid to or exercised by the Participant, if legally competent, or a legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

(iii)    After the death or disability of a Participant, the Committee may in its sole discretion at any time (1) terminate restrictions in Award Agreements; (2) accelerate any or all installments and rights; and (3) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant’s estate, beneficiaries or representative, notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Awards might ultimately have become payable to other beneficiaries.

(iv)    In the event of uncertainty as to interpretation of or controversies concerning this paragraph (c) of Section 12, the Committee’s determinations shall be binding and conclusive.

(d)    No Employment or Service Rights.    The Plan shall not confer upon any Participant any right with respect to continuation of employment by the Company or service as a director, nor shall it interfere in any way with the right of the Company to terminate any Participant’s employment at any time.

13.    Nonassignability.    Except as provided in subsection (c) of Section 12 and this Section 13, no Award or any other benefit under the Plan shall be assignable or transferable, or payable to or exercisable by anyone other than the Participant to whom it was granted. Notwithstanding the foregoing, the Committee (in the form of an Award Agreement or otherwise) may permit Awards, other than ISOs, to be transferred to members of the Participant’s immediate family, to trusts for the benefit of the Participant and/or such immediate family members, and to partnerships or other entities in which the Participant and/or such immediate family members own all the equity interests. For purposes of the preceding sentence, “immediate family” shall mean a Participant’s spouse, issue and spouses of his issue.

14.    Adjustments.    In the event of any change in the outstanding Common Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Committee may adjust proportionally (a) the number of shares of Common Stock (i) reserved under the Plan, (ii) available for ISOs, (iii) for which Awards may be granted to an individual Participant, and (iv) covered by outstanding Awards denominated in stock, (b) the stock prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume Awards, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Awards for previously issued awards or an assumption of previously issued awards.

15.    Notice.    Any notice to the Company required by any of the provisions of the Plan shall be addressed to the director of human resources or to the chief executive officer of the Company in writing, and shall become effective when it is received by the office of either of them.

16.    Unfunded Plan.    The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to Common Stock under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any Common Stock, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any Common Stock to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of Common Stock or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

17.    Governing Law.    The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Wisconsin without giving effect to its conflicts of law provisions.

18.    Effective and Termination Dates.    The effective date of the Plan is April 22, 2003. The Plan shall terminate on April 21, 2013 subject to earlier termination by the Board pursuant to Section 11, after which no Awards may be made under the Plan, but any such termination shall not affect Awards then outstanding or the authority of the Committee to continue to administer the Plan.

19.    Other Benefit and Compensation Programs.    Payments and other benefits received by a Participant pursuant to an Award shall not be deemed a part of such Participant’s regular, recurring compensation for purposes of the termination or severance plans of the Company and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement, unless the Committee expressly determines otherwise.

Appendix B

MARSHALL & ILSLEY CORPORATION

AMENDED AND RESTATED

1994 LONG-TERM INCENTIVE PLAN FOR EXECUTIVES

as of February 20, 2003

1.    PURPOSE OF THE PLAN.

The purpose of the Plan is to promote the best interests of Marshall & Ilsley Corporation and enhance shareholder value by attracting and retaining key personnel and providing such employees with an incentive to put forth maximum effort for the continued success and growth of the Company.

2.    DEFINITIONS.

(a)    “Account” shall mean the account established and administered for the benefit of a Participant under the Plan if the Participant is awarded Units.

(b)    “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)    “Committee” shall mean the Committee referenced in Paragraph 3 of the Plan.

(d)    “Company” shall mean Marshall & Ilsley Corporation, a Wisconsin corporation.

(e)    “Employees” shall mean those individuals who are executive officers or senior managers of the Company or its Subsidiaries.

(f)    “Market Price” shall mean the closing sale price of a Share on the New York Stock Exchange as reported in the Midwest Edition of the Wall Street Journal, or such other market price as the Committee may determine in conformity with pertinent law and regulations of the Treasury Department.

(g)    “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(h)    “Participant” shall mean an Employee designated by the Committee to be a participant in the Plan.

(i)    “Plan” shall mean the Amended and Restated 1994 Long-Term Incentive Plan for Executives of the Company.

(j)    “Share” or “Shares” shall mean the $ 1.00 par value common stock of the Company.

(k)    “Subsidiary” shall mean a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

(l)    “Triggering Event” shall mean the first to occur of the following:

(i)    The acquisition by any individual, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-three percent (33%) or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions of common stock shall not constitute a Triggering Event: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege or by one person or a group of persons acting in concert), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger, statutory share exchange or consolidation which would not be a Triggering Event under paragraph (iii) of this Section 2(m); or

(ii)    Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened “election contest” or other actual or threatened “solicitation” (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(iii)    Consummation of a reorganization, merger, statutory share exchange or consolidation, unless, following such reorganization, merger, statutory share exchange or consolidation, (A) more than two-thirds (2/3) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, statutory share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, statutory share exchange or consolidation, (B) no person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, statutory share exchange or consolidation and any person beneficially owning, immediately prior to such reorganization, merger, statutory share exchange or consolidation, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(iv)    Consummation of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than two-thirds (2/3) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

(m)    “Unit” shall mean a bookkeeping entry used by the Company to record and account for the grant of an award under the Plan denominated in Shares until such time as the award is paid, cancelled, forfeited or terminated, as the case may be.

3.    ADMINISTRATION OF THE PLAN.

(a)    The Plan shall be administered by the Compensation and Human Resources Committee of the Board of Directors of the Company. The Committee shall consist of not less than three members of the Board of Directors of the Company and shall be so constituted as to permit the Plan to comply with Rule 16b-3 under the 1934 Act, as such rule is currently in effect or as hereafter modified or amended, Section 162(m) of the Code, or any successor rule or other statutory or regulatory requirements.

(b)    The Committee shall have sole authority in its discretion, but always subject to the express provisions of the Plan, to determine the Employees who will be Participants; the number of Units which will be credited to each Account in the case of Employees who are awarded Units; the dollar amounts to be earned by certain Employees of a Subsidiary or division of the Company upon the attainment of performance goals tied to the performance of the employing Subsidiary or division of the Company; the performance criteria for earning the Units credited to each Account, or dollar amounts in the case of Employees of a Subsidiary or division of the Company; and the period of time to which the performance criteria will be applied. The Committee shall have sole authority in its discretion to interpret the plan; to prescribe, amend and rescind rules and regulations pertaining to the Plan; to determine the terms and provisions of the respective awards to Participants; and to make all other determinations and interpretations deemed necessary or advisable for the administration of the Plan. The Committee’s determination of the foregoing matter shall be conclusive and binding on the Company, all Employees, all Participants and all other persons.

4.    ELIGIBILITY.

Only Employees shall be eligible to be Participants under the Plan. In determining which Employees will be Participants and the amount of the award hereunder, the Committee may take into account the nature of the services rendered by the respective Employees, their present and potential contributions to the success of the Company, its Subsidiaries or divisions, and other such factors as the Committee in its discretion shall deem relevant. In all events, awards made to the Chairman of the Board, Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Company will be denominated in terms of Units. An Employee who has been granted an award under the Plan may be granted additional awards under the Plan if the Committee shall so determine. The Company shall effect the granting of awards hereunder in such manner as the Committee determines. No award may be granted under the Plan to a member of the Committee. In addition, any payment made to an Employee of a Subsidiary or division that is tied to the performance of that Subsidiary or division and, at the time of the grant was denominated in cash, shall not exceed a maximum of $1,000,000 for each award period.

5.    ESTABLISHMENT OF ACCOUNTS.

The Company shall establish on its books of account a separate Account for each Participant awarded Units, which shall be used for the purpose of determining the compensation to which such Participant from time to time may be entitled hereunder. There shall be recorded in such Participant’s Account the number of Units from time to time credited to the Participant by the Committee or pursuant to Paragraph 8 hereof. In no event will more than 3,000,000 Units, subject to adjustment under Paragraph 10 hereof, be granted under the Plan (excluding Units credited in lieu of dividends under Paragraph 8 hereof). No more that 600,000 Units will be granted to any one individual (again excluding Units credited in lieu of dividends and subject to adjustment under Paragraph 10) during the term of the Plan. Accounts shall be maintained solely for accounting purposes, and no assets of the Company shall be segregated or subject to any trust for any Participant’s benefit by reason of the establishment of the Participant’s Account. In addition, no Participant shall acquire any rights as a shareholder of the Company, including the right to vote with respect to any matter before the shareholders of the Company or to receive dividends payable on the common stock, or, except as is specifically provided otherwise herein, any other rights, by reason of the establishment of the Participant’s Account.

6.    PERFORMANCE CRITERIA.

The Committee shall establish performance criteria which will govern whether and to what extent Participants will receive a pay-out of their Accounts, or, in the case of certain Employees of a Subsidiary or a division of the Company, the dollar amount, if any, to be paid to such Participant. The criteria among which the Committee may choose in establishing performance criteria are one or more of earnings per share, net income, revenues, return on average assets, return on average equity, total shareholder return or cost control of the Company and/or one or more of its Subsidiaries, divisions, or any other entity in which the Company owns more than 50% of the interests entitled to vote. The length of the performance period, the performance objectives to be achieved during the performance period (including defining the above terms, and if deemed appropriate, the exclusion of extraordinary items or any other adjustments considered proper), and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee. No payment of awards under this Plan shall be made until the Committee certifies that the performance criteria to which such awards were subject have been met.

7.    PAYMENT OF AWARDS.

The Committee, in its sole discretion, may pay awards earned under the Plan in cash, Shares or a combination of cash or Shares. Any Shares paid may be treasury Shares or authorized, but unissued, Shares.

8.    DIVIDENDS AND DIVIDEND EQUIVALENTS.

At such time as dividends are paid on Shares, an Account of a Participant shall be credited with that number of additional Units equal to the product of (a) the number of Units then in the Account times (b) the amount of the dividend per Share divided by (c) the Market Price of a Share on the date a dividend is paid.

9.    TERMINATION OF EMPLOYMENT.

(a)    Any Participant whose employment with the Company, a Subsidiary or division is terminated due to retirement on such Participant’s normal retirement date (as defined in the M&I Retirement Program or any successor thereto), early retirement with the consent of the Committee, or long-term disability (as defined in Company’s long-term disability income plan), shall continue as a Participant in the Plan as to awards previously made (and any dividends or dividend equivalents earned in connection therewith), but shall not be entitled to any new awards after the date of retirement, early retirement or long-term disability.

(b)    Any Participant whose employment with the Company, a Subsidiary or division is terminated due to or death or any Participant who dies after retirement, as defined in subparagraph (a), above, but while he still is a Participant in the Plan, shall continue as a Participant in the Plan as to awards previously made (and any dividends or dividend equivalents earned in connection therewith) until the close of the calendar year in which the Participant dies, unless the Committee decides to provide otherwise at the time an award is made. In such cases, the Committee will determine if and to what extent the performance criteria it established have been met as of the close of the calendar year. Based on this determination, a Participant, or, in the case of death, his beneficiary as determined pursuant to Paragraph 12, hereof, shall receive a prorated award within 90 days of the end of the calendar year based on a fraction, the numerator of which is the number of days from the beginning of the award period to the date of death or disability and the denominator of which is the total number of days in the award period.

(c)    If a Participant’s employment is terminated for any reason other than those specified in subparagraphs (a) and (b), above, his participation in the Plan shall immediately cease and he shall not be entitled to any award under the Plan, unless the Committee, in its sole discretion, determines otherwise.

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(d)    Notwithstanding the foregoing, if (i) a Participant’s employment is terminated as a result of, or in anticipation of, a Triggering Event, or (ii) a Participant’s employment is not terminated, but a Triggering Event occurs, a Participant shall receive an amount equal to the amount he would be entitled to receive at the close of the performance period based on the extent to which the performance criteria set by the Committee have been met as of the date of the Triggering Event, unless the Committee decides to provide otherwise at the time an award is made. Payment of the amount to which the Participant is entitled hereunder shall be made within 30 days after the occurrence of the Triggering Event.

(e)    The Plan does not confer upon any Participant any right with respect to continuation of employment by the Company, a Subsidiary or division, nor shall it interfere in any way with the right of the Company, any Subsidiary or a division to terminate any Participant’s employment at any time.

10.    ADJUSTMENT PROVISIONS.

If the Company shall effect a subdivision or consolidation of Shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction in the number of Shares outstanding, or shall effect a spin-off, split-off, or other distribution of assets to shareholders, without receiving consideration therefor in money, services or property, the number of Units in each Account and the number of Shares available for payment of awards hereunder shall be appropriately adjusted by the Committee.

11.    NONASSIGNABILITY.

No Accounts or any payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any Account or any payment under the Plan shall be void and of no legal effect.

12.    BENEFICIARY DESIGNATION.

If a Participant dies prior to the distribution to him of all amounts payable to him under the Plan, the amounts otherwise distributable to the Participant if living, shall be distributed to his designated beneficiary or beneficiaries. All beneficiary designations shall be made in the form prescribed by the Committee from time to time and shall be delivered to the Secretary of the Company. If there is no effective beneficiary designation on file at the time of the Participant’s death, distribution of amounts otherwise payable to the deceased Participant under the Plan shall be made to his Estate. If the beneficiary designated by the Participant shall survive the Participant but die before receiving all distributions hereunder, all amounts otherwise payable to the deceased beneficiary shall be paid to such deceased beneficiary’s Estate unless the Participant’s beneficiary designation provides otherwise. The Company shall have no responsibility with respect to the validity of any beneficiary designation made by a Participant and shall be fully protected if it acts thereon in good faith.

13.    TAXES.

The Company shall be entitled to pay or withhold the amount of any tax which it believes is required as a result of the payment of any amounts under the Plan, and the Company may defer making payments hereunder until arrangements satisfactory to it have been made with respect to any such withholding obligations. A Participant may, at his election, satisfy his obligation for payment of withholding taxes by having the Company retain a number of Shares, if payment of the Account includes Shares, having an aggregate Market Price on the date the Shares are withheld equal to the amount of the withholding tax or by delivering to the Company Shares already owned by the Participant having an aggregate Market Price on the date the Shares are delivered equal to the amount of the withholding tax. The Company shall have the right to rely on a written opinion of legal counsel, which may be independent legal counsel or legal counsel regularly employed by the Company, if any question should arise as to the payment or withholding of taxes.

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14.    EFFECTIVENESS OF THE PLAN.

The Plan became effective upon approval by the Company’s Executive Compensation Committee and Board of Directors on March 30, 1994, subject to ratification of the Plan by the vote of the holders of a majority of the Shares present or represented and entitled to vote at an annual or special meeting of the Company duly called and held which vote was received on August 23, 1994. An initial set of amendments hereto were approved by the Board of Directors on February 12, 1998, subject to approval at the April 28, 1998 Annual Meeting of shareholders, which approval was obtained. An additional set of amendments hereto were approved by the Board of Directors on February 20, 2003, subject to approval at the April 22, 2003 Annual Meeting of shareholders. If shareholder approval is not obtained, any awards previously made at the December 19, 2002 meeting of the Committee will be void and of no further effect.

16.    TERMINATION AND AMENDMENT.

The Plan may be terminated, modified or amended by the Company’s Board of Directors, provided, however, that any modification or amendment which would, under applicable law or other regulatory provisions require shareholder approval and any amendment to increase the number of Units available for grant under the Plan shall be subject to shareholder approval and provided, further, that no termination, modification or amendment of the Plan may, without the consent of a Participant, adversely affect the rights of such Participant in any outstanding award, other than a termination because the requisite shareholder approval is not obtained. In such event, any awards made subject to the consent of the shareholders shall be void and of no further effect.

17.    GOVERNING LAW.

The Plan shall be construed, administered and governed in all respects under and by the applicable laws of the State of Wisconsin, without regard to its conflicts of law provisions.

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PRELIMINARY

COPIES

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please mark your votes like this X

	FOR	WITHHOLD AUTHORITY
1. ELECTION OF CLASS I DIRECTORS:	☐	☐

(To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below)

Class I (with terms expiring April 2006): Richard A. Abdoo, Ted D. Kellner, Katharine C. Lyall, Peter M. Platten, III, James A. Urdan and James B. Wigdale.

	FOR	AGAINST	ABSTAIN
2. PROPOSAL TO APPROVE THE 2003 EXECUTIVE STOCK OPTION AND RESTRICTED STOCK PLAN.	☐	☐	☐
3. PROPOSAL TO APPROVE THE AMENDED AND RESTATED 1994 LONG-TERM INCENTIVE PLAN FOR EXECUTIVES.	☐	☐	☐
4. PROPOSAL TO APPROVE THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION.	☐	☐	☐

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

IF YOU WISH TO VOTE ELECTRONICALLY, PLEASE READ THE INSTRUCTIONS BELOW.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ________ Signature ________ Date ________

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

Marshall & Ilsley Corporation

Voting by telephone or Internet is quick, easy and immediate. As a Marshall & Ilsley Corporation shareholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Central Time, on April 21, 2003.

To Vote Your Proxy by Internet
www.continentalstock.com
Have your proxy card available when you access the above website. You will be prompted to enter the company ID, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

To Vote Your Proxy by Phone
1 (800) 293-8533
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. You will be prompted to enter the company ID and proxy number. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE ABOVE CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

To Vote Your Proxy by Mail
Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

MARSHALL & ILSLEY CORPORATION

The undersigned appoints James B. Wigdale and Dennis J. Kuester, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Marshall & Ilsley Corporation held of record by the undersigned on February 27, 2003 at the 2003 Annual Meeting of Shareholders of Marshall & Ilsley Corporation to be held on April 22, 2003 or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

▲ FOLD AND DETACH HERE ▲

Marshall & Ilsley Corporation

2003 Annual Meeting of Shareholders
Tuesday, April 22, 2003
10:00 a.m. CST
Pabst Theater
144 East Wells Street
Milwaukee, Wisconsin 53202

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Sign up to have M&I's shareholder materials sent to you via the Internet! M&I's shareholders have the option of receiving shareholder communications, such as the Corporate Report, Form 10-K and Proxy Statement, electronically via the Internet instead of by mail. Electronic delivery of shareholder materials not only saves on printing and mailing costs, but also provides you with convenient online access to M&I's shareholder materials. For more information, or to sign up for electronic distribution of shareholder materials, go to www.micorp.com and click on *Registered Shareholder Services.*